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                                                                    EXHIBIT 10.1

                             MASTER CREDIT AGREEMENT


                                 by and between


                           HORSETHIEF CANYON PARTNERS,
                        a California general partnership


                                       and


                             BANK ONE, ARIZONA, NA,
                         a national banking association





                           Dated as of October 4, 1996
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                                TABLE OF CONTENTS
ARTICLE I                  DEFINITIONS..........................................................................  1
    1.1      Defined Terms......................................................................................  1

ARTICLE II                 LOAN FACILITY........................................................................ 18
    2.1      [RESERVED]......................................................................................... 18
    2.2      Commitment......................................................................................... 18
             2.2.1         Intract Development Advances......................................................... 19
             2.2.2         Unit Advances........................................................................ 20
             2.2.3         Transfer of Lots to Eligible Collateral.............................................. 21
             2.2.4         Outstanding Principal................................................................ 22
    2.3      Interest Rate...................................................................................... 23
             2.3.1         Payment.............................................................................. 23
             2.3.2         Rate After Default................................................................... 23
             2.3.3         Computation of Interest.............................................................. 23
             2.3.4         No Deductions........................................................................ 23
             2.3.5         Order of Application................................................................. 23
             2.3.6         Interest............................................................................. 24
    2.4      Payments........................................................................................... 24
    2.5      Advances........................................................................................... 25
             2.5.1         Method for Advances.................................................................. 25
             2.5.2         Use of Advances...................................................................... 25
             2.5.3         Determination of Amount of Advances.................................................. 25
             2.5.4         Unit Term Period..................................................................... 26
             2.5.5         Limitation on Number of Units........................................................ 28
             2.5.6         Classification and Reclassification of Units......................................... 29
             2.5.7         Release of Units at Request of Borrower.............................................. 29
             2.5.8         Extraordinary Events Affecting Units or Lots......................................... 31
    2.6      Fees............................................................................................... 31
             2.6.1         [RESERVED]........................................................................... 31
             2.6.2         Intract Development Commitment Fee................................................... 32
             2.6.3         Unit Commitment Fee.................................................................. 32
             2.6.4         Additional Commitment Fee............................................................ 32
             2.6.5         Attorneys' Costs, Expenses, and Fees................................................. 32
             2.6.6         Appraisal Fees, Title Insurance Premium, and
                           Other Costs, Expense and Fees........................................................ 32
             2.6.7         Advances of Fees and Expenses........................................................ 32
    2.7      Mandatory Prepayments.............................................................................. 33
    2.8      Recourse........................................................................................... 33

ARTICLE III                CONDITIONS PRECEDENT................................................................. 33
    3.1      Conditions Precedent to Effectiveness of this Agreement............................................ 33
             3.1.1         Representations and Warranties Accurate.............................................. 33
             3.1.2         Defaults............................................................................. 33
             3.1.3         Documents............................................................................ 33
             3.1.4         Payment of Costs, Expenses and Fees.................................................. 34
             3.1.5         Other Items or Actions by Loan Parties............................................... 34
             3.1.6         Title Policy......................................................................... 34
    3.2      [RESERVED]......................................................................................... 34
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
    3.3      Conditions Precedent to Approval of Projects and
             Developments....................................................................................... 34
             3.3.1         Map, Plat and/or Survey.............................................................. 35
             3.3.2         Checklist............................................................................ 35
             3.3.3         CC&R's............................................................................... 35
             3.3.4         Types of Units; Unit Budgets......................................................... 35
             3.3.5         Unit Base Appraisals................................................................. 35
             3.3.6         Approvals............................................................................ 35
             3.3.7         Soils Tests.......................................................................... 35
             3.3.8         Environmental Assessment............................................................. 36
             3.3.9         Budgets.............................................................................. 36
             3.3.10        Utilities............................................................................ 36
             3.3.11        [RESERVED]........................................................................... 36
             3.3.12        Title Insurance...................................................................... 36
             3.3.13        Plans and Specifications............................................................. 37
             3.3.14        Assessments, Charges, and Taxes...................................................... 37
             3.3.15        Insurance Policies................................................................... 37
             3.3.16        Contracts............................................................................ 37
             3.3.17        Assignment of Project Agreements..................................................... 37
             3.3.18        Project Loan Agreement............................................................... 38
             3.3.19        [RESERVED]........................................................................... 38
             3.3.20        [RESERVED]........................................................................... 38
             3.3.21        Proforma Cash Flow Statement......................................................... 38
             3.3.22        Construction Schedules............................................................... 38
             3.3.23        Flood and Related Report............................................................. 38
             3.3.24        [RESERVED]........................................................................... 38
             3.3.25        [RESERVED]........................................................................... 38
             3.3.26        Other................................................................................ 38
    3.4      Additional Conditions Precedent to Inclusion of Each
             Unit in Eligible Collateral........................................................................ 38
             3.4.1         Approval of Project.................................................................. 38
             3.4.2         Documents............................................................................ 38
             3.4.3         Title Insurance...................................................................... 39
             3.4.4         Payment of Costs, Expenses and Fees.................................................. 39
             3.4.5         Contracts............................................................................ 39
             3.4.6         Limitations.......................................................................... 39
             3.4.7         Finished Lot Status.................................................................. 39
             3.4.8         Release of Lot from Intract Development
                           Advances............................................................................. 39
    3.5      Additional Conditions Precedent to All Advances.................................................... 40
             3.5.1         Representations and Warranties Accurate.............................................. 40
             3.5.2         Defaults............................................................................. 40
             3.5.3         Draw Request......................................................................... 40
             3.5.4         Retention............................................................................ 40
             3.5.5         Inspection Report.................................................................... 40
             3.5.6         Approvals and Inspections by Governmental
                           Authorities.......................................................................... 41
             3.5.7         Lien Waivers......................................................................... 41
             3.5.8         Project Loan Hard Costs.............................................................. 41
             3.5.9         Final Subdivision Map................................................................ 41
             3.5.10        Title Insurance...................................................................... 41
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
ARTICLE IV                 BORROWER REPRESENTATIONS AND WARRANTIES.............................................. 42
    4.1      Closing Representations and Warranties............................................................. 42
             4.1.1         Organization, Powers and Good Standing............................................... 42
             4.1.2         No Approvals, etc.................................................................... 42
             4.1.3         No Conflicts......................................................................... 43
             4.1.4         Execution and Delivery and Binding Nature of
                           Loan Documents....................................................................... 43
             4.1.5         Accurate Information................................................................. 43
             4.1.6         Purpose of Advances.................................................................. 43
             4.1.7         Legal Proceedings; Hearings, Inquiries, and
                           Investigations....................................................................... 43
             4.1.8         No Event of Default or Unmatured Event of
                           Default.............................................................................. 44
             4.1.9         Approvals and Permits; Assets and Property........................................... 44
             4.1.10        Taxes................................................................................ 44
             4.1.11        ERISA................................................................................ 44
             4.1.12        Compliance with Law.................................................................. 44
             4.1.13        Budgets and Plans and Specifications................................................. 45
    4.2      Representations and Warranties Upon Requests for
             Advances........................................................................................... 45
    4.3      Representations and Warranties Upon Delivery of
             Financial Statements, Documents and Other Information.............................................. 45

ARTICLE V                  AFFIRMATIVE COVENANTS................................................................ 45
    5.1      Existence.......................................................................................... 45
    5.2      Books and Records; Access By Bank.................................................................. 45
    5.3      Information and Statements......................................................................... 46
             5.3.1         Fiscal Period Financial Statements................................................... 46
             5.3.2         Annual Financial Statements.......................................................... 46
             5.3.3         Annual Business Plan................................................................. 47
             5.3.4         Asset/Loan Schedule.................................................................. 47
             5.3.5         Post Advance Information............................................................. 47
             5.3.6         Consolidation........................................................................ 48
    5.4      Law; Judgments; Material Agreements; Approvals and
             Permits............................................................................................ 49
    5.5      Taxes and Other Indebtedness....................................................................... 49
    5.6      Assets and Property................................................................................ 49
    5.7      Insurance.......................................................................................... 50
             5.7.1         Property............................................................................. 50
             5.7.2         Liability............................................................................ 50
             5.7.3         Worker's Compensation................................................................ 50
             5.7.4         Flood................................................................................ 50
             5.7.5         Engineer............................................................................. 51
             5.7.6         Builder's Risk....................................................................... 51
             5.7.7         Other................................................................................ 51
             5.7.8         Evidence............................................................................. 51
    5.8      ERISA.............................................................................................. 51
    5.9      Unit Base Appraisals............................................................................... 52
    5.10     Commencement and Completion........................................................................ 52
    5.11     Rights of Inspection; Correction of Defects; Agency................................................ 52
    5.12     Miscellaneous...................................................................................... 53
    5.13     Verification of Costs.............................................................................. 53
    5.14     Use of Proceeds of Advances........................................................................ 53
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
    5.15     Bank's Inspector(s)................................................................................ 53
    5.16     Further Assurances................................................................................. 54
    5.17     Costs and Expenses of Borrower's Performance....................................................... 54
    5.18     Payment of Release Price........................................................................... 54
    5.19     Notification of Defaults........................................................................... 54
    5.20     Financial Covenants................................................................................ 54
             5.20.1        Borrower's Financial Covenants....................................................... 54
             5.20.2        Presley's Financial Covenants........................................................ 54
    5.21     Construction and Sales Records..................................................................... 55
    5.22     Changes to Plans and Specifications................................................................ 55
    5.23     Notice of Litigation, Etc.......................................................................... 55
    5.24     Environmental Matters.............................................................................. 55
    5.25     Signage............................................................................................ 57

ARTICLE VI                 BORROWER NEGATIVE COVENANTS.......................................................... 57
    6.1      Partnership and Corporate Restrictions............................................................. 57
    6.2      Ownership.......................................................................................... 57
    6.3      Liens and Encumbrances............................................................................. 57

ARTICLE VII                REMEDIES UPON DEFAULT................................................................ 58
    7.1      Events of Default.................................................................................. 58
    7.2      Remedies........................................................................................... 60

ARTICLE VIII               MISCELLANEOUS........................................................................ 62
    8.1      Bank's Obligations to Borrower Only and Disclaimer by
             Bank............................................................................................... 62
    8.2      Publicity.......................................................................................... 62
    8.3      No Brokers......................................................................................... 62
    8.4      Notices............................................................................................ 62
    8.5      Disclaimer by Bank................................................................................. 63
    8.6      Indemnification.................................................................................... 63
    8.7      Choice of Law...................................................................................... 64
    8.8      Assignment......................................................................................... 64
    8.9      Authority to File Notices.......................................................................... 64
    8.10     Inconsistencies with Loan Documents................................................................ 64
    8.11     No Waiver.......................................................................................... 64
    8.12     Payment of Expenses................................................................................ 64
    8.13     Titles and Headings................................................................................ 65
    8.14     Changes, Waivers, Discharge and Modifications in
             Writing............................................................................................ 65
    8.15     Participations..................................................................................... 65
    8.16     Confidentiality.................................................................................... 66
    8.17     Attorneys' Fees.................................................................................... 66
    8.18     Prevailing Party to Recover Fees................................................................... 66
    8.19     Submission of Agreement............................................................................ 66
    8.20     Arbitration........................................................................................ 66
             8.20.1        Binding Arbitration.................................................................. 66
             8.20.2        Arbitration Panel.................................................................... 67
             8.20.3        Provisional Remedies; Self-Help; and
                           Foreclosure.......................................................................... 67
    8.21     Counterpart Execution.............................................................................. 67
    8.22     Exercise of Discretion............................................................................. 67

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EXHIBITS

EXHIBIT A                  LEGAL DESCRIPTION OF THE PREMISES
EXHIBIT B                  FORM OF PROJECT LOAN AGREEMENT
EXHIBIT C                  SCHEDULE OF COMPLETION PERCENTAGES
EXHIBIT D                  FORM OF PROJECT CHECKLIST

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
                             MASTER CREDIT AGREEMENT


         THIS MASTER CREDIT AGREEMENT (this "AGREEMENT") is made as of October 4, 1996 by and between HORSETHIEF CANYON PARTNERS, a California general partnership ("BORROWER"), whose address is 19 Corporate Plaza, Newport Beach, California 92660, and BANK ONE, ARIZONA, NA, a national banking association ("BANK"), whose address is Real Estate Division, P.O. Box 29542, Phoenix, Arizona 85038, Attention: Dept. A-909, with respect to the following:

                                R E C I T A L S:

         A. Borrower owns certain real property located in the County of Riverside, State of California, as more particularly described in Exhibit "A" attached hereto (the "Premises"). The Premises are located in the master-planned community known as "Horsethief Canyon."

         B. Borrower desires to finance the development of lots for residential homes and the construction of single-family attached and detached production homes and model homes within the Premises.

         C. Lender has agreed to consider, on a project by project basis, lending Borrower funds to develop residential lots and to construct residential production and model homes, all upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINED TERMS. In this Agreement, the following terms shall have the following meanings:

         "ABSORPTION RATE" means, with respect to each Development, a number equal to the projected average monthly closings of Units over the life of the Development. The Absorption Rate shall be determined for each Development by Bank in its reasonable discretion based on Bank's review of an appraisal for the initial Project in each Development and such other facts or matters as Bank deems to be appropriate in its reasonable discretion. The Absorption Rate for each Development shall be set forth in the applicable Project Loan Agreement; provided, however, that Bank shall have the right, in its reasonable discretion, to revise such Absorption Rate for such Development based upon the updated Unit Base Appraisals contemplated by this Agreement.

                                        1
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         "ACTUAL ABSORPTION RATE" means, with respect to each Development, the actual average monthly closings of Units in such Development calculated for the period commencing on the earlier of (i) the date the first sale of a Unit in such Development is closed or (ii) the date that is nine (9) months after the date on which the first Unit is included in Eligible Collateral for such Development, to the date of such calculation.

         "ADVANCE" means each advance made by Bank to Borrower under the Commitment pursuant to the terms of this Agreement.

         "AFFILIATE" means, with respect to any Person, another Person that, directly or indirectly, controls, is controlled by, or is under common control with a referenced Person, including any Subsidiary of such Person.

         "AGREEMENT" means this Agreement, as it may be amended, modified, extended, renewed, restated or supplemented from time to time.

         "APPLICABLE TITLE COVERAGE" means an American Land Title Association loan policy of title insurance, in form satisfactory to Bank, issued by the Title Company and a commitment by the Title Company to issue disbursement endorsements at Bank's request insuring the Deed of Trust. Such policy shall have a liability limit in an amount equal to the Commitment Amount and shall provide coverage (including, without limitation, mechanic's lien coverage) insuring Bank's interest under the Deed of Trust as a valid first lien on the property encumbered by the Deed of Trust. Such policy shall contain only such exceptions as are satisfactory to Bank and shall be accompanied by such reinsurance and coinsurance agreements and endorsements as Bank may reasonably require.

         "APPROVALS AND PERMITS" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary or appropriate for the development of the Lots, the construction of Units for occupancy, ownership and use by Borrower and other Persons of the Units, or for the conduct of the business and operations of Borrower.

         "ASSIGNMENT OF PROJECT AGREEMENTS" means, with respect to each Unit, the Assignment of Project Agreements and Project Plans and Specifications of even date herewith executed by Borrower, as assignor, for the benefit of Bank, as assignee.

         "BUDGET" means Intract Development Budget or Unit Budget, as the case may be.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona.

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
         "CALENDAR MONTH" means the twelve (12) calendar months of the year. Any payment, obligation or calculation that is due or required to be performed or calculated within a specified number of Calendar Months shall become due or calculated on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced; provided, however, that with respect to any obligation that is incurred or commences on the 29th, 30th or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise be due does not have a numerically corresponding date, such payment or obligation shall become due on the first day of the next succeeding Calendar Month.

         "CALENDAR QUARTER" means one (1) of the following groups of Calendar
Months: (a) January, February and March; (b) April, May and June; (c) July, August and September; or (d) October, November and December.

         "CALENDAR WEEK" means Monday through Sunday of each week.

         "CASH ON HAND" means (i) any and all unrestricted cash (including deposits in demand accounts), (ii) certificates of deposit, (iii) undrawn Commitment proceeds available as Advances in accordance with the terms of this Agreement, subject only to the condition that Borrower request the disbursement thereof, and (iv) treasury bonds, treasury bills or other securities or any other document or instrument that is convertible to cash or immediately available funds.

         "CMR" means Carmel Mountain Ranch, a California general partnership.

         "CMR CREDIT AGREEMENT" means that certain Master Credit Agreement dated as of February 15, 1995 between Bank and CMR, as amended.

         "COLLATERAL" means the property, interests in property, and rights to property securing any or all Obligations from time to time.

         "COLLATERAL CERTIFICATE" means a certificate, in form and substance satisfactory to Bank, showing for each Unit in Eligible Collateral, among other things, the following: (i) The name or other designation of the applicable Development; (ii) the Lot number as indicated on the recorded tract map of the applicable Development; (iii) the Unit plan type; (iv) whether the Unit is a Presold Unit, a Spec Unit or a Model Unit; (v) the Unit Budget; (vi) percentage of completion; (vii) the Unit Base Appraised Value; (viii) the Unit Sales Price, as applicable; (ix) the date the Unit is entered into Eligible Collateral; (x) the maximum Advance against the Unit based upon the Unit Collateral Value; and
(xi) the Unit Maximum Allowed Advance for such Unit, and also

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showing for all Eligible Collateral, among other things, the following: (x) The total number of Units included in Eligible Collateral; (y) the aggregate Unit Collateral Value for Units in Eligible Collateral; and (z) the number of Presold Units, Spec Units and Model Units in each Development. An updated Collateral Certificate shall be delivered to Bank by Borrower each month and relating to the prior Calendar Month in accordance with Section 5.3.5.3. Borrower may also, at its option, deliver to Bank an updated Collateral Certificate at one additional time each Calendar Month. Each Collateral Certificate shall be executed on behalf of Borrower by the president, chief financial officer, corporate controller or other executive officer of Presley reasonably acceptable to Bank, and shall also include (i) a statement that each of Borrower and Presley is in compliance with all applicable financial covenants set forth in
Section 5.20 as of the date of the most recently completed Fiscal Quarter, (ii) a statement that Borrower is in compliance in all material respects with all covenants, terms, and conditions applicable to Borrower under or pursuant to the Loan Documents and any other debt owing by Borrower to any Person in a principal amount of $1,000,000.00 or more, and (iii) as to (i) and (ii) of this sentence, disclosure of any noncompliance therewith and describing the status of Borrower's or Presley's (as the case may be) actions to correct such noncompliance, if applicable.

         "COMMITMENT" means the agreement by Bank in Section 2.2 to make Advances pursuant to the terms and conditions set forth herein.

         "COMMITMENT AMOUNT" means an amount not to exceed Ten Million Dollars ($10,000,000). The Commitment Amount may be reduced by Borrower, at its option, on the twelve (12) month anniversary of the date of this Agreement and each twelve (12) month anniversary thereafter to an amount designated by Borrower in a written notice delivered to Bank not less than thirty (30) days prior to such anniversary.

         "CONSOLIDATED TOTAL LIABILITIES" means the consolidated total liabilities of Borrower, as determined in accordance with GAAP.

         "CONSOLIDATED TANGIBLE NET WORTH" means the net worth of Borrower determined on a consolidated basis in accordance with GAAP, less the Intangible Assets of Borrower. In determining Consolidated Tangible Net Worth, all account items between Borrower and an Affiliate of Borrower shall be ignored.

         "COSTS OF SALE" means, with respect to the sale of a Unit pursuant to a Sales Contract, the following: (i) Customary tax prorations, (ii) real estate brokerage commissions payable to any Person who is neither (A) employed by Borrower nor (B) engaged in on-site sales at the Development in which the Unit is located and (iii) reasonable and customary closing costs, including, without limitation, any "points" payable by Borrower; provided, however, in no event shall Costs of Sale exceed seven percent (7%) of the gross sales price, exclusive of all commissions and fees paid to unaffiliated outside brokers, or nine percent (9%) of the gross sales price inclusive of all commissions and fees paid to unaffiliated outside brokers. Costs of Sale shall not include customary and required state sales taxes.

         "DEBT" means, as to any Person, without limitation, (i) any indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments, (iii) all indebtedness of such Person to pay the deferred purchase price of property or services, but not including accounts payable and accrued expenses arising in the ordinary course of business, (iv) all capitalized lease obligations of such Person, (v) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person, (vi) all Debt of others, guaranteed, directly or indirectly, by such Person, and (vii) all other indebtedness that would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

         "DEED OF TRUST" means the Construction Deed of Trust (With Assignment of Rents, Security Agreement and Fixture Filing) of even date herewith executed by Borrower, as trustor, to First American Title Insurance Company, a trustee, and naming Bank as beneficiary, securing the Obligations and creating a first lien on the Premises and all buildings, fixtures or improvements now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto.

         "DEFAULT INTEREST RATE" means a rate of interest equal to the aggregate of four percent (4%) per annum plus the Interest Rate. The Default Interest Rate shall change from time to time as and when the Interest Rate changes as a result of changes in the Index Rate.

         "DEFERRED LOT RELEASE PRICE" shall have the meaning set forth in
Section 2.2.3.4.

         "DEVELOPMENT" means a group of Lots which are to be improved with Units of a specific product type in accordance with a specific set of Unit Plans and Specifications and which group is approved by Bank pursuant to Section 3.3 as a Development. A Development may include one or more Projects. Borrower contemplates that two specific product types for which it will seek Bank's approval will be Borrower's Chaparral 400 Series and Borrower's Chaparral 500 Series.

         "DRAW REQUEST" means a completed, written request, in form and substance satisfactory to Bank, from Borrower to Bank for an

Advance, together with such other documents and information as Bank may require or specify from time to time.

         "EAGLE MOUNTAIN CREDIT AGREEMENT" means that certain Master Credit Agreement dated as of October 10, 1995 between Bank and Presley, as amended.

         "ELIGIBLE COLLATERAL" means, with respect to each Development, Units, and the Lots upon which such Units are located, which satisfy each of the following requirements: (i) Such Units are in a Development approved pursuant to
Section 3.3 for which Borrower may request Advances, (ii) Borrower has satisfied the conditions precedent set forth in Section 3.4 with respect to such Units, and (iii) none of the events described in Section 2.5.8 has occurred with respect to such Units. Units that have not been completed by their Unit Completion Date shall no longer be considered Eligible Collateral. Further, Units may not be added to Eligible Collateral after the Eligible Collateral Cut-off Date.

         "ELIGIBLE COLLATERAL CUT-OFF DATE" means the date three (3) months prior to the Termination Date.

         "ENVIRONMENTAL ACTIVITIES" means the use, generation, transportation, treatment, storage or disposal of any Hazardous Materials at any time located on or present on or under the Premises.

         "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity of even date herewith executed by Borrower, as indemnitor, for the benefit of Bank and others, as indemnitees.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

         "EVENT OF DEFAULT" has the meaning specified in Section 7.1.

         "FINANCIAL COVENANTS" means the covenants described in Section 5.20.

         "FINANCIAL STATEMENTS" means such balance sheets, income statements, cash flow statements or other information respecting the condition of Borrower as Bank may from time to time reasonably request, for any fiscal year or portion thereof, prepared and reported according to GAAP, consistently applied. Interim Financial Statements shall not be required to contain the summary of significant accounting principles and other information required for presentation of financial statements in accordance with GAAP.

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
         "FINANCING STATEMENT" means the UCC-1 Financing Statement of even date herewith executed by Borrower, as debtor, in favor of Bank, as secured party.

         "FINISHED LOT STATUS" means, with respect to one or more Lots comprising all or a portion of any Project, (a) completion of mass and fine grading, (b) completion of construction of all onsite and offsite improvements necessary to permit the construction of Units thereon, including, without limitation, all arterial and interior streets and roadways, and all curbs, gutters, sewers and storm drains, but (subject to Section 2.5.8.3 below) exclusive of sidewalks and road improvements and (c) telephone service, electric power, natural gas, storm sewer, sanitary sewer, cable television and water facilities are available to the boundary of each such Lot.

         "FIRREA" means Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, 12 U.S.C. 3331 et seq., as amended from time to time and the regulations promulgated thereunder.

         "FISCAL QUARTER" means one (1) of the following groups of months: (a) January, February and March, (b) April, May and June, (c) July, August and September, or (d) October, November and December.

         "FORCE MAJEURE EVENT" means an event outside of the reasonable control of Borrower provided that Borrower has notified Bank, in writing within 15 days after Borrower's first having knowledge of the occurrence of such event, as to the existence thereof.

         "GAAP" means generally accepted accounting principles as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in Statements of the Financial Accounting Standards Board or in such other statement by such other body as may be approved by a significant segment of the public accounting profession, which are applicable in the circumstances as of the relevant date. The requirement contained in certain provisions of this Agreement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in the preceding period(s); provided, however, that with respect to matters affected by the quasi-reorganization undertaken by Presley, Bank acknowledges that Financial Statements prior to January 1, 1994 have not been restated to take into account such reorganization and may not be consistent with Financial Statements prepared for periods ending on or after January 1, 1994. Except to the extent otherwise provided in this Agreement, all accounting terms used in the Loan Documents shall have the meanings provided by GAAP.

         "GOVERNMENTAL AUTHORITY" means (a) any governmental municipality or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court, administrative tribunal or public utility.

         "HARD COSTS" means, with respect to each Unit, all costs incurred for labor performed in the construction of such Unit and the materials incorporated into such Unit.

         "HAZARDOUS MATERIALS" means (i) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which (A) pose a hazard to any portion of the Premises or to Persons on or about the Premises or (B) cause any portion of any Project to be in violation of any Hazardous Materials Laws;
(ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, or transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; Sections 25115, 25117, 25122.7, 25140, 25281, 25316, and 25501 of the California Health and Safety Code; and Article 9 or Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the occupants of any Units or the owners and/or occupants of property adjacent to or surrounding any Unit.

         "HAZARDOUS MATERIALS CLAIMS" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with all claims made or threatened by any third party against Borrower, Bank or any portion of the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials at the Premises or transported therefrom.

         "HAZARDOUS MATERIALS LAWS" means any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, Environmental Activities and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof), including, without limitation, soil or ground water conditions.

         "IMPOSITIONS" has the meaning specified in the Deed of Trust for each Project.

         "IMPROVEMENTS" means Intract Development Improvements or Units, as the case may be.

         "INDEX RATE" means the rate of interest most recently publicly announced by Bank, or its successors, in Phoenix, Arizona as its "prime rate," as in effect from time to time. Any change in the rate at which the Note bears interest resulting from a change in the "prime rate" shall become effective as of the same date at which such change in the prime rate becomes effective. The "Prime Rate" is not necessarily the best or the lowest rate offered by Bank, and Bank may lend to its customers at rates at, above or below its "Prime Rate."

         "INELIGIBLE COLLATERAL" means (i) a Unit and its related Lot which is not Eligible Collateral or (ii) any other property which is not Eligible Collateral.

         "INITIAL SOFT COSTS" means Soft Costs identified as such on a per Unit basis in each Unit Budget for disbursement as Unit Advances pursuant to Section
2.5.3.2 when a Lot is transferred to Eligible Collateral.

         "INTANGIBLE ASSETS" means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items that would be treated as intangibles on a balance sheet of such Person prepared in accordance with GAAP.

         "INTEREST RATE" means a rate of interest equal to the aggregate of one percent (1.00%) per annum plus the Index Rate. The Interest Rate shall change from time to time as and when the Index Rate changes.

         "INTRACT DEVELOPMENT ADVANCE REPAYMENT DATE" means, with respect to each Project, the date on or prior to which all Intract Development Advances relating to such Project are to be repaid in full, which date shall be the twelve (12) month anniversary of the date on which the first Intract Development Advance for such Project was made, as the same may be extended pursuant to
Section 2.2.1.

         "INTRACT DEVELOPMENT ADVANCES" means, with respect to each Project, Advances drawn under the Intract Development Commitment to pay, or to reimburse Borrower, for the Lots and the Intract Development Improvements in that Project, all as shown on the Intract Development Budget for the applicable Project.

         "INTRACT DEVELOPMENT BUDGET" means, with respect to each Project, a breakdown prepared by Borrower and approved by Lender setting forth the detailed line item allocation of all costs to complete the Intract Development Improvements for such Project, together with a breakdown of the portion of such costs which will be paid through Intract Development Advances and the portion of such costs which will be paid by Borrower.

         "INTRACT DEVELOPMENT COMMITMENT" means the aggregate of the Intract Development Sub-Commitments; provided, however, that the Intract Development Commitment shall not exceed Six Million
Dollars ($6,000,000).

         "INTRACT DEVELOPMENT COMMITMENT FEE" means, with respect to each Project Loan, an amount equal to one and one-quarter percent (1.25%) of the applicable Intract Development Project Loan Amount, which amount is payable by Borrower to Bank at the time of the initial Advance under such Project Loan.

         "INTRACT DEVELOPMENT COSTS" means, with respect to each Project, all costs and expenses incurred to acquire the Lots in such Project, and all costs and expenses required to bring the Lots within the Project to a Finished Lot Status, all as shown on the applicable Intract Development Budget. In no event shall Intract Development Costs include expenses that are customarily paid at or near the commencement of construction of Units with respect to such construction, including, without limitation, building permit fees and other related fees and expenses.

         "INTRACT DEVELOPMENT FIRST MANDATORY PREPAYMENT DATE" means, with respect to each Project Loan, the date on which Borrower shall make the first payment of Intract Development Mandatory Prepayment Amount to Bank as to such Project Loan. As to each Project Loan, such date shall be the last day in the Calendar Quarter that immediately follows the Calendar Quarter in which the first Lot covered by such Project Loan is transferred from Intract Development Advances for such Project Loan to Unit Advances. However, in any event the Intract Development First Mandatory Prepayment Date for each Intract Development Project Loan shall be a date not later than the last day of the Calendar Quarter ending after or concurrently with the nine (9) month anniversary of the date on which the initial Advance is made for such Project Loan.

         "INTRACT DEVELOPMENT IMPROVEMENTS" means, with respect to each Project, all improvements necessary to bring all Lots within the Project to Finished Lot Status, all as set forth on the applicable Intract Development Budget and Project Plans and Specifications.

         "INTRACT DEVELOPMENT MANDATORY PREPAYMENT AMOUNT" means, with respect to each date that an installment payment is required under a Project Loan pursuant to Section 2.2.1, an amount equal to seventy-five percent (75%) times the product of (i) the applicable Absorption Rate, times (ii) the Lot Allocation for such Project, times (iii) the number of months that have elapsed since the date that is three (3) months prior to the Intract Development First Mandatory Prepayment Date.

         "INTRACT DEVELOPMENT PROJECT LOAN AMOUNT" means, with respect to each Project, the lesser of (i) sixty-five percent (65%) of the aggregate Total Lot Value for such Project or (ii) sixty-five percent (65%) of the aggregate Intract Development Costs for such Project.

         "INTRACT DEVELOPMENT SUB-COMMITMENT" means, with respect to each Development, the aggregate of the Intract Development Project Loan Amounts for the Projects in such Development (provided, however, that such aggregate amount shall not exceed Three Million Dollars [$3,000,000]).

         "INTRACT EXTENSION DATE" shall have the meaning set forth in Section 2.2.1.

         "LIEN OR ENCUMBRANCE" and "LIENS AND ENCUMBRANCES" mean, respectively, each and all of the following: (i) Any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and (iii) any option, right of first refusal, or other interest or right.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Deed of Trust, the Financing Statement, the Environmental Indemnity and the Assignment of Project Agreements, together with any other agreement, document or instrument evidencing or securing all or any part of the Obligations, as any of the foregoing may be amended, modified, extended, renewed or supplemented from time to time.

         "LOT" means an individual lot designated on the final subdivision plat, map or filing for each Project.

         "LOT ALLOCATION" means, for each Lot in a Project, an amount equal to the Intract Development Project Loan Amount for such Project, divided by the original number of Lots in such Project.

         "LOT TRANSFER PRICE" means for each Lot an amount calculated pursuant to Section 2.2.3.3.

         "MATERIAL ADVERSE CHANGE" means, with respect to any named Person, any change in the assets, financial condition or results of operations of such Person or any other event or condition with respect to such Person that in the reasonable opinion of Bank (i) could materially and adversely affect the likelihood of performance by such Person of any of the Obligations, (ii) could materially and adversely affect the ability of such Person to perform any of the Obligations, (iii) could adversely affect the legality, validity, or binding nature of any of the Obligations or any Lien or Encumbrance securing any of the Obligations, or (iv) other than the Permitted Liens, could adversely affect the priority of any Lien or Encumbrance securing any of the Obligations.

         "MINIMUM COMMITMENT FEE" means an amount per year equal to one-half of one percent (0.5%) of the then applicable Commitment Amount, prorated on a Calendar Month basis for any period which is less than one year.

         "MODEL EXTENSION DATE" shall have the meaning set forth in Section 2.5.4.3.

         "MODEL UNIT" means a Unit constructed initially for inspection by prospective purchasers that is not intended to be sold until all or substantially all other Units in the applicable Development are sold.

         "MODEL UNIT ADVANCES" means Advances drawn under the Model Unit Commitment to construct the Model Units for a Development as set forth in the applicable Unit Budget and the applicable Unit Plans and Specifications.

         "MODEL UNIT COMMITMENT" means the aggregate of the Model Unit Sub-Commitments; provided, however, that the Model Unit Commitment shall not exceed Two Million Dollars ($2,000,000).

         "MODEL UNIT SUB-COMMITMENT" means, with respect to each Development, the lesser of (i) One Million Dollars ($1,000,000) or (ii) the aggregate of the Unit Maximum Allowed Advances for all Model Units in such Development that constitute Eligible Collateral.

         "NOTE" means the Secured Promissory Note of even date herewith, in the original principal amount of the Commitment Amount, executed by Borrower and naming Bank as payee.

         "OBLIGATIONS" means the obligations of Borrower under the Loan
Documents.

         "OGP" means HSP Inc., a California corporation.

         "PERMITTED LIENS" means, with respect to any Project, (i) liens securing taxes, assessments or other governmental charges or levies not yet delinquent (including those related to Mello-Roos assessment districts and 1911, 1913 and 1915 assessment districts); (ii) the claims or demands of materialmen, mechanics, carriers, warehousemen, and other like Persons which are inchoate and non-delinquent and have been incurred by Borrower in the operation of its business, or which are being diligently and continuously contested in good faith by Borrower by appropriate proceedings (provided that Bank in its sole and absolute discretion may require that any such lien for matters involving claims or demands in excess of $50,000 individually or in the aggregate for a related group of claims or demands be removed from the Premises by Borrower by posting a bond or other appropriate surety); (iii) attachment, judgment or other similar Liens arising in connection with court proceedings that (A) are discharged or stayed within 30 days of attachment or levy or (B) as to which Borrower provides to Bank evidence reasonably satisfactory to Bank that payment of such Lien is covered in full (subject to customary and reasonable deductibles) by insurance, surety bond or reserves; (iv) Liens in favor of Bank under any Loan Document;
(v) inchoate rights of third-party purchasers of Units or any of the Premises (to the extent that such sales are in accord with the terms of this Agreement and are in the ordinary course of Borrower's business to Persons not employed by Borrower or its Affiliates); (vi) covenants, conditions, restrictions, easements and any other matter approved in writing by Bank and shown as exceptions to title in any Title Policy; and (vii) such other exceptions as may be consented to in writing by Bank.

         "PERSON" means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

         "PLANS AND SPECIFICATIONS" means the Project Plans and Specifications or the Unit Plans and Specifications, as the case may be.

         "PREMISES" means the real property described in Exhibit "A" attached hereto.

         "PRESLEY" means Presley Homes (formerly known as The Presley Companies), a California corporation.

         "PRESLEY CMR" means Presley CMR, Inc., a California corporation.

         "PRESOLD UNIT" means a Unit that is subject to (i) a Sales Contract and
(ii) a prequalification letter or mortgage commitment from an institutional mortgage lender or, if there is no such letter or commitment, such other information as Bank may require concerning the ability of the prospective Buyer to obtain financing to acquire the Unit.

         "PRODUCTION UNIT ADVANCES" means Advances drawn under a Production Unit Sub-Commitment to construct Presold Units and Spec Units in a Development as set forth in the applicable Unit Budget and the applicable Unit Plans and Specifications.

         "PRODUCTION UNIT SUB-COMMITMENT" means, with respect to each Development, the lesser of (i) Five Million Dollars ($5,000,000) or (ii) the aggregate of Unit Maximum Allowed Advances for all Presold Units and Spec Units in such Development that constitute Eligible Collateral.

         "PROJECT" means a group of Lots within a Development, which group shall be identified by Borrower as intended for improvement with Intract Development Improvements and which group is approved by Bank pursuant to Section 3.3.

         "PROJECT CHECKLIST" shall have the meaning specified in Section 3.3.

         "PROJECT LOAN" means a loan approved by Bank pursuant to Section 3.3 to finance the Intract Development Costs of a Project.

         "PROJECT LOAN AGREEMENT" means, with respect to each Project and Project Loan, a project loan agreement executed by Bank and Borrower in substantially the form of Exhibit "B" attached hereto, which shall set forth or identify, among other things, the original Intract Development Project Loan Amount for the Project, the Absorption Rate for the Project, the Intract Development Budget, the Project Plans and Specifications, and the Lot Transfer Prices for the Lots in the Project.

         "PROJECT PLANS AND SPECIFICATIONS" means, with respect to each Project, the plans and specifications for the related Intract Development Improvements described in the applicable Project Loan Agreement, together with such material changes thereto made in accordance with this Agreement.

         "REQUIREMENTS" shall have the meaning defined in the Deed of Trust.

         "SALES CONTRACT" means a bona fide written agreement between Borrower and a third-party purchaser that is not an Affiliate of Borrower for sale in the ordinary course of Borrower's business of any Unit and its related Lot, which is not contingent upon the sale of other property and which is accompanied by a cash earnest deposit or down payment in an amount of at least One Thousand Dollars ($1,000). Non-binding reservations under a preliminary subdivision public report shall not constitute Sales Contracts.

         "SOFT COSTS" means, with respect to the Intract Development Improvements or each Unit, as the case may be, all costs incurred for ancillary services performed in connection with the construction of the improvements and categorized as soft costs or indirect costs in the applicable Intract Development Budget or the applicable Unit Budget, as the case may be, such as permit and license fees, field supervision, field overhead, architectural and engineering services, survey, title insurance premiums and the like.

         "SPEC UNIT" means a Unit constructed for the purpose of addition to Borrower's inventory of Units and which is not a Presold Unit.

         "STORED MATERIALS" means materials purchased or to be purchased by Borrower, or any contractor engaged in connection with the construction of any Unit, which are not yet installed or incorporated into the Unit.

         "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person, any corporation of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person or by one or more of the other Subsidiaries of such Person, or by a combination thereof.

         "TERMINATION DATE" means March 17, 1998.

         "TITLE COMPANY" means First American Title Insurance Company or another title insurance company satisfactory to Bank in its sole and absolute discretion, and any reinsurers or coinsurers satisfactory to Bank in its sole and absolute discretion.

         "TITLE POLICY" means the title insurance policy and endorsements thereto and any reinsurance or coinsurance agreements and endorsements insuring the Deed of Trust, which in all instances shall be satisfactory to Bank in its reasonable discretion.

         "TOTAL LOT VALUE" means, with respect to each Project, an amount equal to the aggregate value of all Lots in such Project following completion of the Intract Development Improvements within such Project, as determined by Bank in its sole and absolute discretion. Bank agrees only to adjust the Total Lot Value for a Project following receipt of a new or updated appraisal.

         "UNIT" means an attached or detached single-family dwelling (i) constructed or to be constructed on a Lot and (ii) described in a set of Unit Plans and Specifications.

         "UNIT ADVANCES" means Model Unit Advances and Production Unit Advances.

         "UNIT BASE APPRAISAL" means, with respect to each Unit plan type, an appraisal of the Unit and a median value Lot in the applicable Project, as determined by a Federal National Mortgage Association ("FNMA") Base Plan Type appraisal performed by a qualified FNMA appraiser, which appraisal shall be satisfactory to Bank in all material respects, and shall (except as provided below in this definition with respect to Model Units) be determined without lot premiums, options or upgrades. A Unit Base Appraisal must set forth the Absorption Rate for the Units covered by such Unit Base Appraisal and must meet Bank's appraisal methodology as then in effect by internal Bank policies or by federal banking regulations; and Bank may, in its sole and absolute discretion, request a full narrative for each Unit plan type meeting Bank's standards for appraisals. With respect to Model Units, the Unit Base Appraisal shall also include construction upgrades present in such Model Unit, but shall not include any furniture, furnishings, fixtures, equipment and decorator items. Any and all costs and expenses relating to appraisals required by Bank in connection with the approval of any Project Loan or any Development, and updated appraisals annually thereafter, shall be paid by Borrower. Additional appraisals requested by Borrower shall be at Borrower's expense or requested by Bank (except requested as a result of Borrower's request that Bank re-evaluate its value determinations made hereunder) shall be at Bank's expense.

         "UNIT BASE APPRAISED VALUE" means the value of a Unit for each plan type and a medium value Lot in the applicable Project, without lot premium, options and upgrades (except that the Unit Base Appraised Value of Model Units shall include the value of construction upgrades), as approved or determined by Bank after review of a Unit Base Appraisal pursuant hereto.

         "UNIT BUDGET" means, with respect to each Unit plan type, the budget of the costs, expenses and fees necessary for or related to construction of such Unit plan type approved by Bank in its reasonable discretion, together with any amendments or modifications thereof consented to by Bank in its reasonable discretion. Such budget shall include (i) the onsite cost of labor and materials directly related to construction of such Unit plan type, other "hard costs", construction permits, tap fees and other fees for permits required by any governmental authority, and costs of direct project supervision, (ii) for Model Units, but not Presold Units or Spec Units, costs and expenses related to upgraded landscaping, flooring, cabinets and appurtenances, but not furniture, fixtures, equipment or decorator items, and (iii) insurance costs, advertising and marketing costs, escrow and title fees, processing and closing fees, wire transfer fees, legal fees, and appraisal fees, and other "soft costs" related to construction of Units as contemplated herein (excluding sales tax and overhead). The Unit Budget shall not include the Lot Allocation. Marketing costs included in a Unit Budget shall not exceed three percent (3%) of the Unit Base Appraised Value; and overhead, general and administrative and supervision expenses shall not exceed, in the aggregate, five percent (5%) of the Unit Base Appraised Value.

         "UNIT COLLATERAL VALUE" means the percentage of the Unit Maximum Allowed Advance as to which Borrower may obtain Advances hereunder with respect to a Unit that constitutes Eligible Collateral based upon the Unit's stage of construction, determined on a cumulative basis in accordance with the terms and conditions as outlined and described in Exhibit "C" attached hereto.

         "UNIT COMMITMENT FEE" means for each Spec Unit and each Model Unit, one percent (1%) of the Unit Maximum Allowed Advance for such Unit, and for each Presold Unit, three-quarters of one percent (.75%) of the Unit Maximum Allowed Advance for such Unit, which amount is payable by Borrower to Bank for each Unit at the time such Unit becomes Eligible Collateral.

         "UNIT COMPLETION DATE" means the date which, with respect to a Unit, is nine (9) Calendar Months after the date such Unit first becomes Eligible Collateral or such later date (not later than the expiration of the applicable Unit Term) as may be appropriate by reason of a Force Majeure Event.

         "UNIT COST FACTOR" means, as to any Model Unit and its related Lot which is Eligible Collateral, eighty-five percent (85%) and, as to any Presold Unit or Spec Unit and its related Lot which is Eligible Collateral, ninety percent (90%) of the sum of (i) the total costs shown on the Unit Budget for such Unit and (ii) the amount derived by dividing (A) the Total Lot Value of the Project in which the Unit is located by (B) the number of Lots in such Project.

         "UNIT MAXIMUM ALLOWED ADVANCE" means the maximum amounts to be advanced hereunder with respect to any Unit and its related Lot which constitutes Eligible Collateral. The Unit Maximum Allowed Advance for each Unit and its related Lot shall be equal to the lesser of (i) Unit Cost Factor or (ii) Unit Value Factor for the applicable Unit.

         "UNIT NET SALES PROCEEDS" means the gross sales price of a Unit set forth in the Sales Contract for such Unit, less Costs of Sale.

         "UNIT PLANS AND SPECIFICATIONS" means, with respect to each type of Unit, plans and specifications for construction of that type of Unit, prepared by an architect and certified by Borrower to Bank, together with any amendments or modifications thereof.

         "UNIT SALES PRICE" means the price at which a Unit and its related Lot is to be sold to a purchaser under the applicable Sales Contract.

         "UNIT TERM" means the maximum period for which a Unit may continue to qualify as Eligible Collateral, as set forth in Section 2.5.4.

         "UNIT VALUE FACTOR" means:

                  (i) with respect to each Spec Unit which constitutes Eligible Collateral, seventy-five percent (75%) of the Unit Base Appraised Value for such Unit;

                (ii) with respect to each Presold Unit which constitutes Eligible Collateral, the lesser of (A) seventy-five percent (75%) of the Unit Base Appraised Value for such Unit and (B) seventy-five percent (75%) of the Unit Sales Price for such Unit; or

              (iii) with respect to each Model Unit which constitutes Eligible Collateral, the lesser of (A) seventy-five percent (75%) of the Unit Base Appraised Value for such Model Unit or (B) ninety percent (90%) of the Unit Base Appraised Value of the non-Model Units to which such Model Unit relates; provided, however, that such ninety percent (90%) factor shall be reduced as follows: (x) To seventy percent (70%) effective on the six (6) month anniversary of the date the Model Unit becomes Eligible Collateral, (y) to sixty percent (60%) effective on the eighteen (18) month anniversary of the date such Model Unit becomes Eligible Collateral, and (z) to fifty percent (50%) effective on the twenty-four (24) month anniversary of the date the Model Unit becomes Eligible Collateral.

         "UNMATURED EVENT OF DEFAULT" means any condition or event that with notice, passage of time, or both would be an Event of Default.


                                   ARTICLE II
                                  LOAN FACILITY

         2.1 [RESERVED]

         2.2 COMMITMENT. Subject to the terms and conditions contained in this Agreement, (i) the credit provided pursuant to any Project Loan shall be provided by way of Advances on a Project which has been approved by Bank as provided in Section 3.3 and (ii) the credit provided with respect to Units in Eligible Collateral shall be provided by way of Unit Advances with respect to Eligible Collateral in a Development that has been approved by Bank as provided in Section 3.3.

                  2.2.1 INTRACT DEVELOPMENT ADVANCES.

                  (a) Intract Development Advances under a Project Loan shall be used for the purpose of paying for or reimbursing Borrower for Intract Development Costs incurred by Borrower and relating to such Project. The total of all outstanding Intract Development Advances with respect to a particular Development shall not exceed the Intract Development Sub-Commitment. Intract Development Advances are further limited by the provisions of Section 2.5.3. Intract Development Advances under a particular Project Loan that are repaid cannot be reborrowed under such Project Loan. If, at any time, the total outstanding principal balance of all Intract Development Advances with respect to a particular Development exceeds the applicable Intract Development Sub-Commitment, Borrower shall immediately repay to Bank the amount of such excess outstanding; and if, at any time, the total outstanding principal balance of a particular Project Loan exceeds the applicable Intract Development Project Loan Amount, Borrower shall immediately repay to Bank the amount of such excess outstanding.

                  (b) With respect to each Project Loan, commencing on the Intract Development First Mandatory Prepayment Date and continuing on the corresponding date in each third Calendar Month thereafter until the Intract Development Advances under such Project Loan are repaid in full and there exists no more available Intract Development Advances thereunder that might be drawn upon, Borrower shall pay to Bank with respect to such Project Loan an installment amount, without duplication, equal to (i) the Intract Development Mandatory Prepayment Amount for such Loan as of such date, minus (ii) the aggregate of (A) all Lot Transfer Price payments made to Bank by Borrower for Lots in the relevant Project as of such date, (B) all payments actually made by Borrower pursuant to this paragraph as of such date, and (C) all voluntary prepayments of principal on such Project Loan made by Borrower. All payments of Intract Development Mandatory Prepayment Amount under a Project Loan shall be applied to the outstanding principal amount of such Project Loan.

                  (c) Payments of Intract Development Mandatory Prepayment Amount for a Project Loan shall be considered payment of Lot Transfer Price with respect to such Project Loan; and to the extent that the aggregate of the Intract Development Mandatory Prepayment Amounts paid by Borrower with respect to such Project Loan exceeds the aggregate amount theretofore paid as Lot Transfer Price for Lots previously transferred to Unit Advances under such Project Loan, Borrower shall be entitled to a credit for such excess in calculating the amount payable as the Lot Transfer Price for Lots subsequently identified by Borrower for transfer thereto.

                  (d) Notwithstanding any other provision herein, all outstanding Intract Development Advances under each Project Loan shall be due and payable on the earlier of the Termination Date or the Intract Development Advance Repayment Date for such Project Loan. The Intract Development Advance Repayment Date for a Project Loan may be extended by Borrower for two (2) six-month periods (but not beyond the Termination Date), provided that Borrower satisfies each of the following conditions prior to each six-month period (the original Intract Development Advance Repayment Date for such Project Loan and the date that is the six (6) month anniversary thereof each being referred to herein as an "INTRACT EXTENSION DATE"):

                           2.2.1.1 Borrower pays to Bank prior to the upcoming
Intract Extension Date, an extension fee equal to five- eighths of one percent (.625%) of the sum of (i) the then outstanding principal balance of such Project Loan and (ii) the undisbursed Intract Development Project Loan Amount for such Project Loan.

                           2.2.1.2 Borrower is not in default under any of the
Loan Documents, and no Unmatured Event of Default has occurred and is continuing.

                           2.2.1.3 No Material Adverse Change has occurred with
respect to Borrower since August 1, 1996.

                  If Borrower fails to satisfy the conditions set forth in this
Section 2.2.1 by reason of an Unmatured Event of Default, Borrower shall have a period of up to 30 days (but not to exceed the applicable cure period set forth in Section 7.1) after the applicable Intract Extension Date to cure such Unmatured Event of Default. If Borrower timely effects such cure and has satisfied the other conditions of this Section 2.2.1, Borrower will be deemed to have extended the applicable Intract Development Advance Repayment Date; and such extension shall be measured from the applicable Intract Extension Date.

                  2.2.2 UNIT ADVANCES. Unit Advances shall consist of Model Unit Advances and Production Unit Advances and shall be made with respect to Eligible Collateral from time to time prior to the expiration of the applicable Unit Term. All Unit Advances shall be on a revolving basis and may be repaid and reborrowed subject to the terms and conditions herein. All Unit Advances are subject to the limitations set forth below and are further limited by the provisions of Section 2.5.3. All outstanding Unit Advances shall be due and payable on the Termination Date; provided, however, that with respect to each Extended Term Unit (as defined below), all outstanding Unit Advances with respect to such Unit shall be due and payable on the last day of the Unit Term of such Unit that is running on the Termination Date. As used in this Section 2.2.2, the term "EXTENDED UNIT TERM" shall mean a Unit in Eligible Collateral on the Termination Date whose then-existing Unit Term will expire after the Termination Date.

                           2.2.2.1 MODEL UNIT ADVANCES. Proceeds of a Model Unit
Advance shall be used for the purpose of paying the applicable Lot Transfer Price and for paying for or reimbursing Borrower for certain costs and expenses incurred by Borrower to complete Model Units that are included within Eligible Collateral. The total of all Model Unit Advances outstanding with respect to a particular Development shall not exceed the applicable Model Unit Sub-Commitment. If at any time the total outstanding principal balance of all Model Unit Advances with respect to a particular Development exceeds the applicable Model Unit Sub-Commitment, Borrower shall immediately pay to Bank the amount of such excess outstanding.

                           2.2.2.2 PRODUCTION UNIT ADVANCES. Proceeds of a
Production Unit Advance shall be used for the purpose of paying the applicable Lot Transfer Price and for paying for or reimbursing Borrower for certain costs and expenses incurred by Borrower to complete Presold Units and Spec Units that are included within Eligible Collateral. The total of all Production Unit Advances outstanding with respect to a particular Development shall not exceed the applicable Production Unit Sub- Commitment. If at any time the total outstanding principal balance of all Production Unit Advances with respect to a particular Development exceeds the applicable Production Unit Sub-Commitment, Borrower shall immediately pay to Bank the amount of such excess outstanding.

                  2.2.3 TRANSFER OF LOTS TO ELIGIBLE COLLATERAL.

                           2.2.3.1 When a Lot has been completed to Finished Lot
Status pursuant to Section 3.4.7 and all other conditions precedent set forth in this Agreement for inclusion of such Lot in Eligible Collateral have been satisfied, Borrower shall be entitled to request that such Lot become Eligible Collateral and be transferred, on the terms set forth in this Section 2.2.3, from Intract Development Advances to Unit Advances.

                           2.2.3.2 Without limiting the application of any other
provision of this Agreement, upon the transfer of a Lot from Intract Development Advances to Unit Advances, (i) the Lot Transfer Price for such Lot shall be paid by Borrower from its own funds or (to the extent permitted by the applicable Unit Budget) as a draw of Unit Advances and shall, in either case, be applied to pay down the Intract Development Advances under the applicable Project Loan (or, to the extent the Lot Transfer Price exceeds the Intract Development Advances under the applicable Project Loan, any other outstanding Advances made under this Agreement); (ii) Borrower shall be entitled to Unit Advances for the Initial Soft Costs with respect to such Lot pursuant to the terms of Section 2.5.3.2; and (iii) an amount shall be calculated as the Deferred Lot Release Price to remain as part of the Intract Development Advances under the applicable Project Loan but to be retired upon the sale of the Unit constructed on such Lot pursuant to
Section 2.5.7.1.

                           2.2.3.3 As used herein, and subject to being
increased under Section 2.2.3.4, the "LOT TRANSFER PRICE" for each Lot shall be equal to the following percentage of the Lot Allocation for such Lot:

                           (i) For each Lot associated with a Presold Unit, one hundred ten percent (110%) of the Lot Allocation for such Lot;

                           (ii) For each Lot associated with a Spec Unit, one hundred ten percent (110%) of the Lot Allocation for such Lot; and

                           (iii) For each Lot associated with a Model Unit, one hundred twenty-five percent (125%) of the Lot Allocation for such Lot.

                           2.2.3.4 As used herein the "DEFERRED LOT RELEASE
PRICE" for a Lot shall be equal to (i) 125% of the Lot Allocation for such Lot, minus (ii) the Lot Transfer Price for such Lot. The Deferred Lot Release Price for a Lot shall continue as an Intract Development Advance notwithstanding that such Lot has become Eligible Collateral. However, the total of (x) the Deferred Lot Release Price for a Lot and (y) the Unit Maximum Allowed Advance for the Unit to which such Lot relates cannot exceed (z) 80% of the Unit Base Appraised Value for such Unit. If the total of (x) and (y) exceeds (z), then the Deferred Lot Release Price shall be reduced by such excess; and such excess shall increase the Lot Transfer Price to be paid by Borrower when such Lot becomes Eligible Collateral (from Borrower's own funds or from Unit Advances hereunder to the extent that Borrower has satisfied all conditions to such Unit Advances).

                           2.2.3.5 So long as no Event of Default has occurred
and is continuing, Bank agrees to include a Lot within Eligible Collateral provided each of the following conditions precedent is satisfied: (i) Borrower shall have paid to Bank or obtained a disbursement from Bank in an amount equal to the Lot Transfer Price, (ii) Borrower satisfies the conditions to any Unit Advance to be made to reduce the Intract Development Advance contemplated in clause (i) of this sentence, (iii) Borrower shall have satisfied all of the other conditions precedent for the inclusion of such Lot in Eligible Collateral, and (iv) such Lot is transferred to Eligible Collateral prior to the Eligible Collateral Cut-off Date.

                           2.2.4 OUTSTANDING PRINCIPAL. The obligation of
Borrower to repay Advances shall be evidenced by the Note. Although the outstanding principal of the Note may be zero from time to time, the Loan Documents shall remain in full force and effect until the Commitment terminates and all Obligations are paid and performed in full. Upon the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default, Bank, in its sole and absolute discretion and without notice, may suspend the commitment to make Advances. In addition, upon the occurrence and during the continuance of an Event of Default, Bank, in its sole and absolute discretion and without notice, may terminate the commitment to make Advances.

         2.3 INTEREST RATE.

                  2.3.1 PAYMENT. Interest at the Interest Rate shall accrue on the outstanding and unpaid balance of the Note commencing on the date of the initial Advance until repaid, and shall be due and payable on the first day of each Calendar Month thereafter (in arrears) until repayment of the outstanding principal balance of the Note in full, together with all other sums owed to Bank pursuant to any Loan Document.

                  2.3.2 RATE AFTER DEFAULT. Upon and during the continuance of an Event of Default hereunder or under any of the Loan Documents, at the option of Bank, the outstanding principal balance of the Note shall bear interest, payable on demand, at a rate per annum equal to the Default Interest Rate. The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth in this Agreement or otherwise to limit any of Bank's remedies under this Agreement or any of the other Loan Documents.

                  2.3.3 COMPUTATION OF INTEREST. Interest shall be calculated on a 360-day year for all Advances, but, in any case, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365 days on an annual basis. If any payment of interest under the Note would otherwise be due on a day which is not a Business Day, the payment instead shall be due on the next succeeding Business Day and such extension of time shall be included in computing the interest due in respect of such payment.

                  2.3.4 NO DEDUCTIONS. All payments of principal or interest under the Note shall be made without deduction of any present or future taxes, levies, imposts, deductions, charges or withholdings imposed on Borrower (excluding withholdings imposed on Borrower with respect to taxation of the net or gross income of Bank and taxes imposed on Bank by the state in which it has its principal office), which amounts shall be paid by Borrower. Subject to the exclusion in the preceding sentence, Borrower shall pay the amounts necessary such that the gross amount of the principal and interest received by Bank is not less than that required by the Note. Borrower shall not make any deductions permitted by the foregoing without prior written notice to Bank.

                  2.3.5 ORDER OF APPLICATION. Any payments received by Bank will be applied in the following order: (a) Late charges; (b) payments for taxes and insurance and other expenses (to the extent Bank elects to pay such expenses in accordance with the terms of this Agreement); (c) interest; (d) overdue principal; and (3) principal designated for repayment by Borrower. If Borrower fails to designate the principal to be reduced, Bank may elect to apply the amount repaid to any outstanding principal.

                  2.3.6 INTEREST.

                           2.3.6.1 Borrower hereby authorizes Bank to disburse
the proceeds of the Note to pay interest accrued on the Note, notwithstanding that Borrower may not have requested a disbursement of such amount, if Borrower does not pay such interest with its own funds within five (5) days after Borrower's receipt of a notice from Bank that such payment is due. Any notice delivered by Bank pursuant to Section 7.1.1 shall automatically be considered to also be a notice delivered by Bank pursuant to this Section 2.3.6.1. Moreover, if Borrower has not paid any monthly installment of interest on the date due and if Bank has not delivered a notice to Borrower with respect to such installment under this Section 2.3.6.1 or Section 7.1.1, Borrower must notify Bank on or before the tenth (10th) day after the date on which such installment was due. Borrower's failure to give such notice shall not be a default, but Bank shall be permitted to disburse proceeds of the Note to pay such installment following Borrower's failure to so notify Bank or, if Bank receives such a notice from Borrower, three (3) business days after Bank provides notice of the amount due if Borrower has not theretofore made such payment.

                           2.3.6.2 The authorization granted pursuant to Section
2.3.6.1 above shall be irrevocable and at Bank's discretion, and no further direction or authorization from Borrower shall be necessary for Bank to make such disbursements. Bank in its sole and absolute discretion may make such disbursements notwithstanding the fact that an Event of Default or an Unmatured Event of Default has occurred and is continuing. Such disbursements shall be added to the outstanding principal balance of the Note. No such disbursement shall be construed as a waiver by Bank of any Event of Default or Unmatured Event of Default. So long as there has not occurred an Event of Default or an Unmatured Event of Default, Borrower may instruct Bank to apply a portion of any available Advance toward the payment of accrued interest applicable to the Note to the extent that such interest payments shall not cause the principal balance of the Note to exceed the Commitment Amount or cause any of the limits set forth in Section 2.5.3 to be exceeded.

         2.4 PAYMENTS. All amounts payable by Borrower on or with respect to the Note or pursuant to the terms of any other Loan Document shall be paid in lawful money of the United States of

America at 241 North Central Avenue, Phoenix, Arizona 85004, in same day funds, not later than 2:00 p.m. (Arizona time) on the date due.

         2.5 ADVANCES.

                  2.5.1 METHOD FOR ADVANCES. Advances may be made by Bank at the written request by the Person or Persons designated by Borrower from time to time on Bank's form of signature authorization; provided, however, that Bank shall have acknowledged receipt of any changes in the Person or Persons designated by Borrower, and such Person or Persons shall have executed a new signature authorization form. Such Person or Persons are hereby authorized by Borrower to request Advances not more frequently than two (2) times per month, in any case upon not less than four (4) Business Days prior written notice to Bank, in amounts of not less than Fifty Thousand Dollars ($50,000.00) per request, and to direct the disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by Bank and Bank has had a reasonable time to act upon such notice. Bank shall have no duty to monitor for Borrower or to report to Borrower the use of proceeds of Advances. Any request for Advances may cover all or any Eligible Collateral for a Project Loan for which a Commitment is then outstanding.

                  2.5.2 USE OF ADVANCES. Advances shall be used only to pay or reimburse Borrower for costs, expenses and fees actually incurred by Borrower, and included in the respective Budget, and in connection with the reimbursement of land acquisition costs and the construction of the Intract Development Improvements or Units constituting Eligible Collateral; provided, however, in no event shall the Advances with respect to any Unit and its related Lot exceed the Unit Collateral Value thereof (as applicable). Costs relating to the construction of Improvements shall be deemed to have been "incurred" by Borrower at the following times: (i) Hard Costs: when the labor has been performed or the materials have been supplied and incorporated into the applicable Improvements, and such contractor or supplier is entitled thereto; and (ii) Soft Costs: when such costs are due and payable and the services relating thereto have been rendered or the value thereof has been received by Borrower. Bank shall have no obligation to make disbursements for Stored Materials that will not be stored on the Premises.

                  2.5.3 DETERMINATION OF AMOUNT OF ADVANCES.

                           2.5.3.1 The Unit Collateral Value of Units in
Eligible Collateral and the amount of each Advance shall be determined by Bank based upon the following: (i) Bank's inspections made pursuant to Section 5.11 and 5.15 (as such inspections may result in any adjustments to reflect any variance between (A) the Collateral Certificate and (B) the results of such inspections), (ii) for Unit Advances, the Collateral Certificate most recently submitted by Borrower (adjusted to reflect Units sold), and (iii) such other information as Bank may reasonably require in order to verify such amounts.

                           2.5.3.2 At such time as a Lot first becomes Eligible
Collateral, Borrower shall be entitled to receive Unit Advances with respect to such Lot equal to all amounts actually incurred by Borrower with respect to Initial Soft Costs as supported by proof of payment satisfactory to Bank.

                           2.5.3.3 Bank shall not be required to make any
Advance under this Agreement, if the making of such Advance would cause:

                           (i) The sum of all Intract Development Advances then
                  outstanding to exceed the Intract Development Commitment; or

                           (ii) The sum of all Unit Advances then outstanding to
                  exceed the Commitment Amount; or

                           (iii) The sum of all Model Unit Advances then out-
                  standing to exceed the Model Unit Commitment; or

                           (iv) The sum of all Intract Development Advances then
                  outstanding with respect to a particular Development to exceed the applicable Intract Development Sub-Commitment; or

                           (v) The sum of all Production Unit Advances then
                  outstanding with respect to a particular Development to exceed the applicable Production Unit Sub-Commitment; or

                           (vi) The sum of all Model Unit Advances then
                  outstanding with respect to a particular Development to exceed the applicable Model Unit Sub-Commitment; or

                           (vii) The sum of all Advances then outstanding to
                  exceed the Commitment Amount; or

                           (viii) The sum of all Advances then outstanding, plus
                  the sum of all Advances (as such term is defined in the CMR Credit Agreement) then outstanding under the CMR Credit Agreement, plus the sum of all Advances (as such term is defined in the Eagle Mountain Credit Agreement) then outstanding under the Eagle Mountain Credit Agreement to exceed Twenty-Nine Million Dollars ($29,000,000).

                  2.5.4 UNIT TERM PERIOD. Each Unit and its related Lot shall constitute Eligible Collateral only during the applicable Unit Term for such Unit set forth below; provided, however, that in no event shall any Unit Term extend beyond the date that is nine (9) months after the Termination Date. With respect to any Unit and its related Lot which becomes Eligible Collateral, the Unit Term shall begin on the date such Unit and its related Lot first became Eligible Collateral; provided, however, that in no event shall Units and their related Lots be added to Eligible Collateral after the Eligible Collateral Cut-off Date.

                           2.5.4.1 PRESOLD UNITS. A Presold Unit may constitute
Eligible Collateral for not more than nine (9) Calendar Months after the date on which the Unit and its related Lot first became Eligible Collateral; provided, however, that such nine (9) month period may be extended for one additional three (3) month period (but not beyond the date that is three (3) months after the Termination Date) upon the satisfaction of the following conditions:

                           (i) Borrower pays to Bank prior to the expiration of
                  the existing term for such Presold Unit an extension fee equal to one-quarter of one percent (.25%) of the current Unit Maximum Allowed Advance for such Presold Unit.

                           (ii) Borrower is not in default under any of the Loan
                  Documents, and no Unmatured Event of Default has occurred and is continuing.

                           (iii) No Material Adverse Change has occurred with
                  respect to Borrower since August 1, 1996.

                  If Borrower fails to satisfy the conditions set forth in this
Section 2.5.4.1 by reason of an Unmatured Event of Default, Borrower shall have a period of up to 30 days (but not to exceed the applicable cure period set forth in Section 7.1) after the end of the existing Unit Term to cure such Unmatured Event of Default. If Borrower timely effects such cure and has satisfied the other conditions set forth in this Section 2.5.4.1, Borrower shall be deemed to have extended the term for which the applicable Presold Unit may constitute Eligible Collateral.

                           2.5.4.2 SPEC UNITS. A Spec Unit may constitute
Eligible Collateral for not more than twelve (12) Calendar Months after the date on which the Unit and its related Lot first became Eligible Collateral.

                           2.5.4.3 MODEL UNITS. A Model Unit may constitute
Eligible Collateral for not more than twelve (12) Calendar Months after the date on which such Model Unit first became Eligible Collateral; provided, however, that such twelve (12) month period may be extended for one additional twelve
(12) month period (but not beyond the date that is nine (9) months after the Termination Date), provided Borrower satisfies the following conditions (each such date on which the existing term for a Model Unit is to expire being herein referred to as a "MODEL EXTENSION DATE"):

                           (i) Borrower pays to Bank prior to the expiration of
                  the existing term for such Model Unit an extension fee equal to one percent (1%) of the current Unit Maximum Allowed Advance for such Model Unit for such twelve (12) month extension, and one-half of one percent (.5%) of the current Unit Maximum Allowed Advance for such Model Unit for such six
                  (6) month extension.

                           (ii) Borrower is not in default under any of the Loan
                  Documents, and no Unmatured Event of Default has occurred and is continuing.

                           (iii) No Material Adverse Change has occurred with
                  respect to Borrower since August 1, 1996.

                  If Borrower fails to satisfy the conditions set forth in this
Section 2.5.4.3 by reason of an Unmatured Event of Default, Borrower shall have a period of up to 30 days (but not to exceed the applicable cure period set forth in Section 7.1) after the applicable Model Extension Date to cure such Unmatured Event of Default. If Borrower timely effects such cure and has satisfied the other conditions set forth in this Section 2.5.4.3, Borrower shall be deemed to have extended the term for which the applicable Model Unit may constitute Eligible Collateral. Such extension shall be measured from the applicable Model Extension Date.

                  2.5.5 LIMITATION ON NUMBER OF UNITS. Borrower shall not be entitled to include in Eligible Collateral for any Development, Units and their related Lots which fail to comply with the following:

                           2.5.5.1 LIMIT ON SPEC UNITS. As to Spec Units which
are included in Eligible Collateral for a Development, at any given time, the number of Spec Units which constitute Eligible Collateral in such Development shall not exceed the lesser of (i) 20 or (ii) four (4) months of absorption for such Development at the Absorption Rate therefor. Commencing on the nine (9) month anniversary of the first inclusion of Units in Eligible Collateral for a Development, for purposes of this provision the Absorption Rate therefor, in Bank's sole and absolute discretion, may be deemed to be the Actual Absorption Rate for such Development over the immediately preceding six (6) month period.

                           2.5.5.2 LIMIT ON MODEL UNITS. As to Model Units which
are included in Eligible Collateral for a Development at any given time, no more than four (4) Model Units in such Development can constitute Eligible Collateral.

                           2.5.5.3 LIMIT ON COMBINED SPEC AND PRESOLD UNITS. As
to the combined Spec Units and Presold Units which are included in Eligible Collateral for a Development at any given time, the combined number of Spec Units and Presold Units which constitute Eligible Collateral in such Development shall not exceed the lesser of (i) forty (40) or (ii) twelve (12) months of absorption for such Development at the Absorption Rate therefor. Commencing on the nine month anniversary of the first inclusion of Units in Eligible Collateral for a Development, for purposes of this provision the Absorption Rate therefor, at Bank's sole and absolute discretion, may be deemed to be the Actual Absorption Rate for such Development over the immediately preceding six (6) month period.

                           2.5.5.4 CORRECTION OF VIOLATIONS. In the event that
Borrower is in violation of the limitations set forth in this Section 2.5.5, upon notice thereof from Bank, Borrower shall within five (5) Business Days after such notice select and remove the affected types of Units from Eligible Collateral until such limitations are no longer violated.

                  2.5.6 CLASSIFICATION AND RECLASSIFICATION OF UNITS. Borrower may classify or reclassify Units as to type from time to time, or change Borrower's proposed classification of any and all Units, provided that each such reclassified Unit meets the requirements set forth herein for that type of Unit. In the event any Presold Unit ceases to constitute a Presold Unit for any reason, then any such Presold Unit shall automatically become a Spec Unit; and Borrower agrees to immediately comply with all conditions, restrictions and limitations applicable to a Spec Unit, except that the Unit Term shall be calculated from when such Unit first became Eligible Collateral. In the event any Spec Unit becomes a Presold Unit, Borrower agrees to immediately comply with all conditions, restrictions and limitations applicable to a Presold Unit, except that the Unit Term shall remain the same as if the conversion had not occurred.

                  2.5.7 RELEASE OF UNITS AT REQUEST OF BORROWER.

                           2.5.7.1 RELEASE OF ELIGIBLE COLLATERAL.

                  (a) So long as no Event of Default or Unmatured Event of Default has occurred and is continuing, Borrower may request releases of Units and their related Lots that constitute Eligible Collateral from the lien and encumbrance of the Deed of Trust from time to time; provided, however, Bank shall be under no obligation to release any Unit unless each of the following conditions precedent is satisfied: (i) Borrower shall have paid to Bank, from Borrower's own funds and not from proceeds of Advances, an amount equal to the sum of (A) the greater of

(y) the Net Sales Proceeds for such Unit or (z) the outstanding balance of the Unit Advances with respect to such Unit (but such amount to be paid pursuant to this clause A shall not be more than the outstanding Obligations) and (B) the Deferred Lot Release Price for such Lot; and (ii) the requirements of Section
2.5.7.3 shall have been satisfied, if applicable.

                  (b) Model Units in a Development shall not be released prior to the release of the last Unit in such Development which corresponds to the plan type of the Model Unit; provided, however, that Bank may in its sole and absolute discretion agree to release a Model Unit prior to such time if (i) Borrower retains the right to use and operate such Model Unit until the Model Unit would otherwise be available to be released hereunder and (ii) such rights are assigned to Bank as collateral for the Obligations, which assignment may include the recording of a leasehold deed of trust encumbering Borrower's rights and the delivery of appropriate consents from the party acquiring fee title to the Model Unit.

                  (c) Upon the release of a Unit hereunder, the Deferred Lot Release Price for the Lot on which such Unit is located shall be applied to pay down the Intract Development Advances under the applicable Project Loan, and the remainder of the amount paid pursuant to clause (i) of paragraph (a) of this
Section 2.5.7.1 shall be applied to pay down the Unit Advances. Such portion which pays down Unit Advances is available to be borrowed and re-borrowed pursuant to the terms of this Agreement.

                           2.5.7.2 RELEASE OF INELIGIBLE COLLATERAL. Borrower
may obtain the release of any Unit and its related Lot which is subject to the lien of the Deed of Trust but is Ineligible Collateral. So long as there is no existing Event of Default or an Unmatured Event of Default under the Loan Documents, Borrower may require and obtain the release of Ineligible Collateral upon Bank's receipt of a written request from Borrower and upon satisfaction of the requirements of Section 2.5.7.3, if applicable. Upon the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default under the Loan Documents, Borrower may require and obtain the release of Ineligible Collateral provided that (i) Bank has first obtained, at Borrower's expense, an appraisal of the Ineligible Collateral (plus any improvements located thereon) and (ii) concurrently with the release of the Ineligible Collateral, Borrower tenders to Bank one hundred percent (100%) of all Unit Net Sales Proceeds (if the Ineligible Collateral is being sold) or an amount equal to the appraised value of the Ineligible Collateral pursuant to the appraisal described above (if the Ineligible Collateral is not being sold). Any such request for a release must be in writing; and the release of such Ineligible Collateral shall occur no later than thirty (30) Business Days after Bank's receipt of such request.

                           2.5.7.3 RELEASE OF COLLATERAL TO ANOTHER LENDER.
Notwithstanding any other provision of this Agreement, Borrower may obtain the release of any Lot which is subject to the lien of the Deed of Trust for the purpose of obtaining financing from another Lender only (i) if Borrower delivers to Bank written evidence that Borrower and such lender have entered into a credit agreement under which such lender is committed to provide intract development financing to bring such Lot to Finished Lot Status and (ii) the applicable requirements of Section 2.5.7.1 or Section 2.5.7.2 have been satisfied.

                           2.5.7.4 RELEASE OF COMMON AREA. So long as no Event
of Default or Unmatured Event of Default has occurred and is continuing, Borrower may request releases of Lots that are intended to constitute common areas, private drives, private streets or sites for utility installations from the lien and encumbrance of the Deed of Trust from time to time. Following receipt of Borrower's request for release of a particular such Lot, Bank shall release such Lot only if, concurrently with the release thereof, Borrower shall convey such Lot to (i) the homeowners association for such Development, (ii) Horsethief Canyon Ranch Homeowners Corporation, (iii) a municipal or quasi-municipal body, or (iv) a utility company responsible for the construction and/or operation of the utility installation.

                  2.5.8 EXTRAORDINARY EVENTS AFFECTING UNITS OR LOTS. Upon the occurrence of any of the following events, Units and their related Lots at any time constituting Eligible Collateral may be declared by Bank to no longer be Eligible Collateral:

                           2.5.8.1 MATERIAL DAMAGE, DESTRUCTION, OR
CONDEMNATION. Any Unit and its related Lot is materially damaged or destroyed, or becomes subject to any condemnation proceeding.

                           2.5.8.2 DEFAULT REGARDING TITLE INSURANCE. The
requirements of the Loan Documents for title insurance with respect to any Unit are not satisfied.

                           2.5.8.3 SIDEWALKS AND ROAD IMPROVEMENTS.
Notwithstanding that any Lot has otherwise achieved Finished Lot Status as defined in this Agreement, such Lot shall cease to be Eligible Collateral upon the failure to complete the sidewalks and final road improvements with respect to such Lot within six (6) months after the earlier of the date the Unit related to such Lot is completed or the date such Unit is required to be completed pursuant to the terms of this Agreement. As used in the foregoing, road improvements will be deemed complete upon the final asphalt coating being applied to roadways following the completion of construction activities in the area.

If any Unit is materially damaged or destroyed such that it no longer constitutes Eligible Collateral, upon Borrower's request Bank shall consent to the disbursement directly to Borrower of insurance proceeds relating to such damage or destruction. Thereafter, provided the Unit is restored by Borrower to the condition that existed immediately prior to such damage or destruction, Borrower may return the Unit to the Eligible Collateral (in which event the expiration date for the Unit Term for such Unit under Section 2.5.4 shall be the same as if such Unit had not been removed from Eligible Collateral by reason of the damage or destruction). Notwithstanding the foregoing, Units may not be returned to Eligible Collateral after the Eligible Collateral Cut-off Date.

         2.6 FEES. As additional consideration for the Commitment, Borrower agrees to pay to Bank the following fees, from Borrower's own funds, which shall be earned by Bank on the date due under the Loan Documents and shall be non-refundable to Borrower:

                  2.6.1 [RESERVED]

                  2.6.2 INTRACT DEVELOPMENT COMMITMENT FEE. The Intract Development Commitment Fee for each Project Loan at the time of the initial Advance under such Project Loan.

                  2.6.3 UNIT COMMITMENT FEE. For each Unit, the Unit Commitment Fee for such Unit at the time the Unit becomes Eligible Collateral.

                  2.6.4 ADDITIONAL COMMITMENT FEE. At March 17, 1997, and at each anniversary thereof, or upon the earlier termination or expiration of this Agreement, as the case may be, Borrower shall pay to Bank the excess, if any, of the Minimum Commitment Fee over the sum of all other fees paid under Sections
2.6.2 and 2.6.3 and attributable to (i) the period commencing on the date of this Agreement and ending on March 17, 1997, or (ii) such later full or partial 12-month period since the immediately preceding Minimum Commitment Fee calculation date, as applicable. However, Borrower shall receive as a credit against any excess amount to be paid to Bank pursuant to this Section 2.6.4. such portion (if any) as may be designated in writing by Presley to Bank of the excess (if any) of (i) the sum of (A) the aggregate amount paid by the borrower to Bank pursuant to Sections 2.6.2, 2.6.3 and 2.6.4 of the CMR Credit Agreement during such Loan year and (B) the aggregate amount paid by the borrower to Bank pursuant to Sections 2.6.2 and 2.6.3 of the Eagle Mountain Credit Agreement during such Loan year over (ii) the excess (if any) of the sum of (y) the Minimum Commitment Fee (as such term is defined in the CMR Credit Agreement) and
(z) the Minimum Commitment Fee (as such term is defined in the Eagle Mountain Credit Agreement).

                  2.6.5 ATTORNEYS' COSTS, EXPENSES, AND FEES. Reasonable attorneys' costs, expenses, and fees for Bank's counsel as provided in the Loan Documents, payable on or before the date hereof and during the term of the Advances, from time to time upon the presentation by Bank of statements therefor, including, without limitation, Bank's attorneys' costs, expenses, and fees in connection with the preparation of this Agreement.

                  2.6.6 APPRAISAL FEES, TITLE INSURANCE PREMIUM, AND OTHER COSTS, EXPENSE AND FEES. Appraisal fees, appraisal review fees, title insurance premium, and other costs, expenses, and fees that Borrower is obligated to pay pursuant to the Loan Documents, including, without limitation, all fees and costs associated with periodic inspections of any Improvements, in reasonable amounts specified by Bank, payable on or before the date hereof, and monthly thereafter during the term of the Commitment by the fifteenth (15th) day of each Calendar Month.

                  2.6.7 ADVANCES OF FEES AND EXPENSES. Bank may at any time make Advances to itself to cover the fees and expenses described in this Section 2.6. All fees shall be deemed fully earned by Bank on the date paid or payable; and such fees shall not be reimbursable or otherwise reduced following a reduction in any commitment subsequent to such date. Notwithstanding the foregoing and provided no Event of Default or Unmatured Event of Default has occurred and is continuing, Bank agrees not to disburse proceeds of an Advance to pay third-party expenses for thirty (30) days following Borrower's receipt of an invoice for such expenses, or within sixty (60) days after such receipt in any instance where Borrower has notified Bank that a good faith dispute exists concerning such invoice.

         2.7 MANDATORY PREPAYMENTS. If for any reason at any time the outstanding principal amount of Advances exceeds the portion of the Commitment relating to such Advances, Borrower, without notice or demand, shall, within five (5) Business Days, make a payment to Bank in an amount equal to such excess principal amount.

         2.8 RECOURSE. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, the parties intend that all Obligations be fully recourse to Borrower, Borrower's partners and any party providing a guaranty or other credit support for the Obligations.


                                   ARTICLE III
                              CONDITIONS PRECEDENT

         3.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement and the Commitment shall become effective only upon satisfaction of the following conditions precedent, in each case as determined by Bank in its sole and absolute discretion:

                  3.1.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by Borrower in the Loan Documents are correct on and as of the date of this Agreement as though made on and as of such date.

                  3.1.2 DEFAULTS. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

                  3.1.3 DOCUMENTS. Bank shall have received the following agreements, documents and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Bank in its sole and absolute discretion:

                           3.1.3.1 MASTER CREDIT AGREEMENT. This Agreement
executed by Borrower.

                           3.1.3.2 NOTE. The Note executed by Borrower.

                           3.1.3.3 DEED OF TRUST. The Deed of Trust executed and
acknowledged by Borrower.

                           3.1.3.4 ASSIGNMENT OF PROJECT AGREEMENTS. The
Assignment of Project Agreements executed by Borrower, and consents to such assignment where deemed appropriate by Bank.

                           3.1.3.5 ENVIRONMENTAL INDEMNITY. The Environmental
Indemnity executed by Borrower.

                           3.1.3.6 ENTITY DOCUMENTS. For Borrower, a copy of
Borrower's partnership agreement certified as true, correct and complete by the partners of Borrower and a Statement of Partnership of Borrower that has been duly recorded in the official records of Riverside County, California. For each partner of Borrower, a copy of its Articles of Incorporation (together with all amendments or restatements thereof) as certified by the California Secretary of State, a copy of its Bylaws (together with all amendments or restatements thereof) certified by the Secretary of such partner, a copy of a corporate resolution authorizing this Agreement and the transactions contemplated hereby in form and substance acceptable to Bank and its counsel and certified by the Secretary of such Partner, a Certificate of Incumbency for such partner, and a Certificate of Good Standing issued by the California Secretary of State with respect to such partner.

                           3.1.3.7 OPINION LETTER. A favorable opinion from a
law firm representing Borrower covering such matters as Bank or its counsel may require.

                  3.1.4 PAYMENT OF COSTS, EXPENSES AND FEES. All costs, expenses and fees to be paid by the Borrower under the Loan Documents on or before the effectiveness of this Agreement, the effectiveness of the Commitment or the making of Advances shall have been paid in full, including, without limitation, applicable fees set forth in Section 2.6.

                  3.1.5 OTHER ITEMS OR ACTIONS BY LOAN PARTIES. Bank shall have received such other agreements, documents and instruments, and Borrower shall have performed such other actions, as Bank may reasonably require.

                  3.1.6 TITLE POLICY. The Title Company shall be unconditionally committed to issue to Bank the Title Policy providing the Applicable Title Coverage. The Title Policy shall initially be for a liability amount equal to the Commitment Amount as in effect on the date of this Agreement.

         3.2 [RESERVED]

         3.3 CONDITIONS PRECEDENT TO APPROVAL OF PROJECTS AND DEVELOPMENTS. Borrower may, from time to time, request Bank to approve Projects and Developments; provided, however, at such time as Borrower requests Bank's approval for the first Project in a Development, Borrower shall also request Bank's approval for such Development. Approval of Projects and Developments shall be at Bank's sole and absolute discretion, and Bank shall have no obligation to approve the same. In any event, Bank will only consider approval of Projects and Developments located in and comprised of a portion of the Premises. When requesting consideration of a Project or of a Project and a Development, Borrower shall deliver to Bank a completed Project checklist (the "PROJECT CHECKLIST") in the form attached hereto as Exhibit "D", supported by such documentation as Bank may require, and each of the following conditions precedent shall have been satisfied in Bank's sole and absolute discretion:

                  3.3.1 MAP, PLAT AND/OR SURVEY. Borrower shall have delivered to Bank and Bank shall have approved one or more recorded parcel maps, tentative tract maps or final subdivision maps covering the Project. Each map, plat or survey must (i) contain a legal description of the land covered by the map, plat or survey and (ii) describe and show (A) all boundaries of and lot lines within such land, (B) all streets and other dedications, and (C) all easements affecting such land. In addition, if requested by Bank, Borrower shall provide Bank an ALTA survey for the Project, in form and substance acceptable to Bank, which ALTA survey shall be required for any Project with respect to which a final subdivision map has not been recorded.

                  3.3.2 CHECKLIST. Borrower shall have provided Bank with and Bank shall have approved all documentation required pursuant to the Project Checklist.

                  3.3.3 CC&R'S. Borrower shall have provided Bank with and Bank shall have approved all CC&R's, easements and other rights that exist or are contemplated with respect to the Development.

                  3.3.4 TYPES OF UNITS; UNIT BUDGETS. Borrower shall have provided Bank with and Bank shall have approved a description of the types of Units to be constructed within the Development, together with Unit Budgets for each such type of Unit to be located in the Development.

                  3.3.5 UNIT BASE APPRAISALS. Bank shall have received and approved in its sole and absolute discretion a Unit Base Appraisal with respect to each of the Unit types referred to in Section 3.3.4.

                  3.3.6 APPROVALS. Borrower shall have provided to Bank and Bank shall have approved evidence of appropriate zoning, including any and all applicable development agreements and any negative declaration issued by any Governmental Authority, and existence of all Approvals and Permits of Governmental Authorities and other third parties necessary to permit the construction and sale of Units in the Development, including, without limitation, all applicable preliminary or final public reports that are available, architectural committee approvals and any other approvals required under the CC&R's.

                  3.3.7 SOILS TESTS. At Bank's request, Borrower shall have provided and Bank shall have approved a soils test report prepared by a licensed soils engineer satisfactory to Bank showing the location of, and containing boring logs from, all borings, together with recommendations for the design of the foundations, paved areas and underground utilities for the Development. At Bank's reasonable request, Borrower shall also provide such soils test reports for individual Lots within the Development.

                  3.3.8 ENVIRONMENTAL ASSESSMENT. An environmental assessment (including a fifty (50) year chain of title review if requested by Bank) of the Development addressed to Bank by an environmental engineer acceptable to Bank containing such information, results and certifications as Bank may require in its sole and absolute discretion. Depending upon the results of the environmental assessment, Borrower shall also provide such follow-up testing, reports and other actions as may be required by Bank in its sole and absolute discretion. The contents of the environmental assessment report and any follow-up report must be satisfactory to Bank in its sole and absolute discretion. If such reports are addressed to Borrower, Borrower shall cause a reliance letter, in form and substance satisfactory to Bank, to be provided to Bank. Borrower shall also deliver to Bank a completed copy of Bank's standard form environmental questionnaire with respect to the Development.

                  3.3.9 BUDGETS. A proposed Intract Development Budget for the Project and a proposed Unit Budget for each type of Unit to be located in the Development.

                  3.3.10 UTILITIES. Borrower shall have provided to Bank and Bank shall have approved evidence, which may be in the form of letters from local utility companies or local authorities stating that (i) telephone service, electric power, natural gas, storm sewer, sanitary sewer, cable television and water facilities are available to the Project and to the boundary of each Lot therein; (ii) such utilities are adequate to serve the Lots in such Project and exist at the boundary of the Project; and (iii) no conditions exist to affect Borrower's right to connect into and have adequate use of such utilities except for (A) the payment of a normal connection charge or tap charges and (B) the payment of subsequent charges for such services to the utility supplier.

                  3.3.11 [RESERVED]

                  3.3.12 TITLE INSURANCE. Borrower shall have provided to Bank such endorsements to the Title Policy as Bank shall require in order to provide Bank with the Applicable Title Coverage relating to the Project prior to Bank making any Advances under the proposed Project Loan. As to all title matters affecting a Project which Bank has not previously reviewed pursuant to this Agreement in connection with the Premises or any part thereof, Bank may approve or disapprove the same and/or specify such title endorsements as Bank may reasonably require. As to title matters affecting more than one Project and which Bank has previously reviewed in connection with another Project, Bank may approve or disapprove the same and/or specify title endorsements as Bank may require in its judgment reasonably exercised.

                  3.3.13 PLANS AND SPECIFICATIONS. For approval of a Project, the most current available Project Plans and Specifications for the Intract Development Improvements of such Project; and for approval of a Development, the most current available Unit Plans and Specifications for each type of Unit referred to in Section 3.3.4.

                  3.3.14 ASSESSMENTS, CHARGES, AND TAXES. For Impositions that Bank has approved in writing for payment in installments pursuant to the Deed of Trust, Borrower shall have delivered to Bank and Bank shall have approved evidence that such installments are current. For all other Impositions, Borrower shall provide to Bank evidence that such Impositions have been paid in full.

                  3.3.15 INSURANCE POLICIES. Borrower shall have provided Bank with a certificate of the insurance described in Section 5.7 or other evidence thereof satisfactory to Bank and, at Bank's request, certified copies of Borrower's policies of insurance required under the Loan Documents, and certificates of insurance with respect to professional liability coverage maintained by engineers, architects and environmental contractors.

                  3.3.16 CONTRACTS. Upon Bank's request, Borrower shall have delivered and Bank shall have approved all executed contracts relating to the design and construction of the Intract Development Improvements in such Project and the Units therein between Borrower and any other Person (including, without limitation, any architect, engineer and contractor or subcontractor for labor, materials or services).

                  3.3.17 ASSIGNMENT OF PROJECT AGREEMENTS. Borrower shall deliver and Bank shall approve a supplement to the Assignment of Project Agreements executed by Borrower and relating to all agreements and plans and specifications for the Intract Development Improvements in such Project and the Units in the applicable Development (to the extent each of the same has not been specifically identified in the Assignment of Project Agreements or a prior such supplement), together with the consent of any architect, engineer, contractor or other Person which is a party to any of the agreements or contracts referred to in such Supplement; provided, however, Borrower shall not be in default hereunder if Borrower is unable to obtain such consent of the engineer, contractor or other Person (other than the architect) despite Borrower's best efforts to obtain the same.

                  3.3.18 PROJECT LOAN AGREEMENT. Borrower shall have delivered and Bank shall have approved a Project Loan Agreement executed by Borrower and relating to the Project.

                  3.3.19 [RESERVED]

                  3.3.20 [RESERVED]

                  3.3.21 PROFORMA CASH FLOW STATEMENT. Borrower shall have delivered a proforma cash flow statement for the Development of which such Project is a part which shows, among other things, projected sales prices for Units within such Development, gross profit margins and other related economic information, all of which shall have been approved by Bank in its sole and absolute discretion.

                  3.3.22 CONSTRUCTION SCHEDULES. A proposed commencement date and completion date for construction of each Unit anticipated to be constructed in the Development.

                  3.3.23 FLOOD AND RELATED REPORT. Borrower shall have provided to Bank evidence satisfactory to Bank as to whether (a) the Development is located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, (b) the community in which the Development is located is participating in the National Flood Insurance Program or (c) the Development is located within an Alquist-Priolo Special Geologic Study Zone.

                  3.3.24 [RESERVED]

                  3.3.25 [RESERVED]

                  3.3.26 OTHER. Borrower shall have provided such other documents and information as Bank may reasonably request.

         3.4 ADDITIONAL CONDITIONS PRECEDENT TO INCLUSION OF EACH UNIT IN ELIGIBLE COLLATERAL. Borrower may include a Unit and its related Lot in Eligible Collateral only if the following conditions precedent are satisfied:

                  3.4.1 APPROVAL OF PROJECT. Bank shall have approved the Development in which the applicable Unit and Lot are located pursuant to Section 3.3.

                  3.4.2 DOCUMENTS. With respect to each Unit, Bank shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Bank in its reasonable discretion:

                           3.4.2.1 UNIT BASE APPRAISAL. A Unit Base Appraisal
for the type of Unit dated within 364 days prior to the date of the inclusion of the Unit and its related Lot in Eligible Collateral and, if requested by Bank, an updated Unit Base Appraisal for the respective type of Unit, which Unit Base Appraisal and/or update thereof shall have been approved by Bank in its sole and absolute discretion.

                           3.4.2.2 SALES CONTRACT. If such Unit is a Presold
Unit, a copy of a Sales Contract for such Unit, if requested by Bank in its sole and absolute discretion.

                           3.4.2.3 ASSESSMENTS, CHARGES, AND TAXES. Evidence
that all real property taxes, assessments, water, sewer, and other charges levied or assessed against the respective Lot have been paid in the amount required prior to delinquency.

                  3.4.3 TITLE INSURANCE. Borrower shall have provided Bank such endorsements to the Title Policy covering the Premises in favor of Bank as Bank may reasonably require to provide the Applicable Title Coverage.

                  3.4.4 PAYMENT OF COSTS, EXPENSES AND FEES. All costs, expenses and fees to be paid by Borrower under the Loan Documents in connection with Bank's approval of a Unit and its related Lot as Eligible Collateral shall have been paid in full, including, without limitation, the applicable fees set forth in Section 2.6.

                  3.4.5 CONTRACTS. Upon Bank's request, Borrower shall provide to Bank for Bank's approval any amendments or supplements to those contracts referenced in Section 3.3 which have been entered into by Borrower subsequent to Bank's approval of the Project.

                  3.4.6 LIMITATIONS. After giving effect to the addition of such Unit to Eligible Collateral, the provisions of Section 2.5.5 shall not have been violated.

                  3.4.7 FINISHED LOT STATUS. The Lot to which such Unit relates has been completed to Finished Lot Status, provided that Lots may be included within Eligible Collateral prior to the completion of all onsite and offsite improvements necessary to permit the construction of Units if onsite and offsite improvements are substantially complete and if completion bonds for all uncompleted onsite and offsite improvements have been provided to local or county officials where the Project is located and such completion bonds are in effect.

                  3.4.8 RELEASE OF LOT FROM INTRACT DEVELOPMENT ADVANCES. Borrower shall have satisfied the conditions of Section 2.2.3 for the transfer of the Lot related to the Unit to be included in Eligible Collateral from Intract Development Advances.

         3.5 ADDITIONAL CONDITIONS PRECEDENT TO ALL ADVANCES. Bank shall be obligated to make any Advance only upon satisfaction of the following additional conditions precedent, as determined by Bank in its reasonable discretion:

                  3.5.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by Borrower in each of the Loan Documents are correct in all material respects on and as of the date of such Advance, both before and after giving effect to such Advance, other than matters disclosed by Borrower to Bank and approved by Bank in its sole and absolute discretion.

                  3.5.2 DEFAULTS. No Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such Advance, both before and after giving effect thereto.

                  3.5.3 DRAW REQUEST. Borrower shall have delivered to Bank a Draw Request for such Advance, in form and substance satisfactory to Bank, setting forth such details concerning the construction of the applicable Improvements as Bank may reasonably require, including the amounts expended to the date of the Draw Request for such Improvements, the amounts then due and unpaid for construction of the applicable Improvements and a certification by Borrower that the unexpended amount of the applicable Budget is adequate to complete the applicable Improvements as required under this Agreement. Bank shall determine, in accordance with Section 2.5.2, that Borrower has paid or incurred improvement costs that are not the subject of a previous Advance in an amount equal to or greater than the amount requested in the Draw Request for the Advance.

                  3.5.4 RETENTION. For each Advance requested under an Intract Development Commitment, Bank shall retain and not disburse ten percent (10%) of those portions of the requested draw which relate to those items of work for which Borrower withholds retention from its contractors (provided that in all cases Bank will withhold such retention for major scopes of work as determined by Bank in its sole and absolute discretion), provided that Bank shall not retain in excess of the retention held by Borrower from its contractors. Such retention shall be disbursed later by Bank at such time as Borrower is required to pay the retention to the contractor.

                  3.5.5 INSPECTION REPORT. Bank shall have received written evidence acceptable to Bank from Bank's inspector(s) or from Bank's employee(s) performing inspections for Bank that (i) construction of the Improvements complies with the Plans and Specifications and (ii) Borrower has completed the Improvements to the stage necessary to obtain the requested Advance. Borrower shall pay all reasonable fees and costs associated with such inspections.

                  3.5.6 APPROVALS AND INSPECTIONS BY GOVERNMENTAL AUTHORITIES. If requested by Bank, all inspections and approvals by Governmental Authorities required for the stage of completion of the Improvements shall have been obtained and Bank shall have received evidence thereof satisfactory to Bank, or shall have obtained such evidence upon inspection of any Improvements.

                  3.5.7 LIEN WAIVERS. For all Advances under the Intract Development Commitment, Borrower shall deliver to Bank copies of lien waivers relating to the construction of the Improvements that are requested by Bank and for which a reasonable concern has arisen as a result of Bank's review of draw information, including check registers and general ledgers. Upon Bank's request following the occurrence and during the continuation of an Event of Default, Borrower shall deliver to Bank copies of lien waivers through the date of the previous Draw Request. Without limiting the generality of Bank's rights under
Section 5.2, Bank shall have the right to periodically inspect Borrower's records regarding lien releases during normal business hours upon reasonable prior written notice to Borrower and to periodically request title insurance datedowns to establish the absence of mechanic's and other construction-related liens.

                  3.5.8 PROJECT LOAN HARD COSTS. For each Unit Advance relating to a Pre-Sold Unit or Spec Unit, Hard Costs shall not be disbursed until the Lot to which such Unit relates has been completed to Finished Lot Status. For all Units, Hard Costs shall not be disbursed prior to the commencement of trenching for the foundation of such Unit.

                  3.5.9 FINAL SUBDIVISION MAP. For each Unit Advance, a final subdivision map shall have been recorded covering the Units to which such Unit Advance relates.

                  3.5.10 TITLE INSURANCE. Borrower shall have provided Bank such endorsements to the Title Policy covering the Premises in favor of Bank as Bank may reasonably require to provide the Applicable Title Coverage.

                  3.5.11 OTHER INFORMATION. Such other information and documents as Bank may reasonably require.

Borrower hereby authorizes Bank, and Bank reserves the right in its sole and absolute discretion, to verify any documents and information submitted to Bank in connection with this Agreement. Bank may elect, in its sole and absolute discretion, to waive any of the foregoing conditions precedent. Any such waiver shall be limited to the condition(s) precedent therein and the requirements therein. Delay or failure by Bank to insist on satisfaction of any condition precedent shall not be a waiver of such condition precedent or any other condition precedent. The making of an Advance by Bank shall not be deemed a waiver by Bank of the occurrence of an Event of Default or an Unmatured Event of Default.


                                   ARTICLE IV
                     BORROWER REPRESENTATIONS AND WARRANTIES

         4.1 CLOSING REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank as of the date of this Agreement:

                  4.1.1 ORGANIZATION, POWERS AND GOOD STANDING.

                           4.1.1.1 ORGANIZATION AND POWERS. Borrower is a duly
organized and validly existing general partnership under the laws of the State of California. Each of Presley and the OGP is a duly organized and validly existing corporation under the laws of the State of California. Borrower, Presley and the OGP each have all requisite power and authority, rights and franchises (i) to do business in California, (ii) to own and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted, and (iii) to enter into and perform this Agreement and the other Loan Documents. The address of Borrower's chief executive office and principal place of business is the address set forth in the introductory paragraph of this Agreement.

                           4.1.1.2 GOOD STANDING. Each of Borrower, Presley and
the OGP has made all filings and is in good standing in each jurisdiction in which the character of the properties it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of such Person.

                           4.1.1.3 NON-FOREIGN STATUS. Borrower is not a foreign
corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Borrower's U.S. employer identification number is as set forth in the Certificate of Non-Foreign Status of even date herewith executed by Borrower, as transferor, and naming Bank as transferee.

                  4.1.2 NO APPROVALS, ETC. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person is required in connection with the execution, delivery or performance by Borrower, Presley or the OGP, as the case may be, of the Loan Documents other than permits and licenses required for construction and sale of Improvements that Borrower reasonably expects to obtain in the usual and ordinary course of business.

                  4.1.3 NO CONFLICTS. The execution, delivery and performance by Borrower, Presley or the OGP, as the case may be, of the Loan Documents will not conflict with, or result in a violation of or a default under any applicable law, ordinance, regulation or rule (federal, state, or local); any judgment, order or decree of any arbitrator, other private adjudicator, or Governmental Authority to which such Person is a party or by which such Person or any of the assets or property of such Person is bound; any of the Approvals and Permits; or any agreement, document or instrument to which such Person is a party or by which such Person or any of the assets or property of such Person is bound.

                  4.1.4 EXECUTION AND DELIVERY AND BINDING NATURE OF LOAN DOCUMENTS. This Agreement and the other Loan Documents executed by Borrower concurrently with the execution of this Agreement have been duly, executed and delivered by or on behalf of Borrower. This Agreement and such other Loan Documents are legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws and by equitable principles of general application.

                  4.1.5 ACCURATE INFORMATION. All information in any loan application, Financial Statement, certificate, or other document, and all other information delivered by or on behalf of Borrower, Presley or the OGP to Bank in obtaining the Commitment is correct and complete in all material respects as of the date thereof; and there are no omissions therefrom that result in any such information being materially incomplete, incorrect or misleading as of the date thereof. There has been no Material Adverse Change with respect to Borrower, Presley or the OGP since the date of such information. All Financial Statements heretofore delivered to Bank by Borrower were prepared on an accrual basis in accordance with GAAP and accurately present the financial conditions and results of operations as at the dates thereof and for the periods covered thereby in all material respects. The fiscal year of Borrower is from January 1 to December 31, inclusive.

                  4.1.6 PURPOSE OF ADVANCES. The purpose of Advances is to pay or to reimburse Borrower for costs, expenses and fees as set forth in Sections
2.2 and 2.5.2. The purpose of the Advances is a business purpose and not a personal, family or household purpose.

                  4.1.7 LEGAL PROCEEDINGS; HEARINGS, INQUIRIES, AND INVESTIGATIONS. Except as disclosed to Bank in writing prior to the date of this Agreement, (i) no legal proceeding has been noticed to Borrower or (to the best knowledge of Borrower) filed against Borrower, Presley or the OGP or, to the best knowledge of Borrower, threatened before any arbitrator, other private adjudicator or Governmental Authority to which Borrower or such other Person is a party or by which Borrower or such other Person or any assets or property of Borrower or such other Person may be bound or affected that if resolved adversely to Borrower or such other Person is reasonably likely to result in a Material Adverse Change with respect to Borrower or such other Person, and (ii) no hearing, inquiry or investigation relating to Borrower or such other Person or any assets or property of Borrower or such other Person has been noticed to Borrower or such other Person or, to the best knowledge of Borrower or such other Person, threatened by any Governmental Authority that if resolved adversely to Borrower or such other Person is reasonably likely to result in a Material Adverse Change with respect to Borrower or such other Person.

                  4.1.8 NO EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. No Event of Default and (to Borrower's best knowledge) no Unmatured Event of Default has occurred and is continuing.

                  4.1.9 APPROVALS AND PERMITS; ASSETS AND PROPERTY. Borrower has obtained and there are in full force and effect all Approvals and Permits necessary for the conduct of its business. Each of Borrower, Presley and the OGP owns, leases or licenses all assets and property necessary for conduct of its business and operations. Such assets and property subject to a Lien created under the Loan Documents are not subject to any Liens and Encumbrances other than Permitted Liens.

                  4.1.10 TAXES. Borrower, Presley and the OGP have each filed or caused to be filed all tax returns (federal, state and local) required to be filed by such Person and has paid all taxes and other amounts shown thereon which, if not paid, would be delinquent (including, without limitation, any interest or penalties).

                  4.1.11 ERISA. Borrower, Presley and the OGP each are in compliance with ERISA. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan that has been established or maintained by Borrower, Presley and/or the OGP and is subject to ERISA. Neither Borrower, Presley nor the OGP has incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guarantee Corporation in connection with any such plan established or maintained. Neither Borrower, Presley nor the OGP is a party to any Multiemployer Plan (as defined in ERISA).

                  4.1.12 COMPLIANCE WITH LAW. Other than noncompliance with applicable building codes which is not unusual and is correctable by Borrower, neither Borrower nor any Eligible Collateral is in violation of any law, ordinance, regulation or rule (federal, state or local).

                  4.1.13 BUDGETS AND PLANS AND SPECIFICATIONS. Each Budget contains all costs, expenses and fees currently anticipated to be incurred by Borrower in connection with respective type of Improvements in accordance with standards applicable to a reasonably prudent developer conducting a business similar to that of Borrower. Each set of Plans and Specifications and related working drawings are an accurate and complete description of the respective type of Improvements.

         4.2 REPRESENTATIONS AND WARRANTIES UPON REQUESTS FOR ADVANCES. Each request for an Advance shall be a representation and warranty by Borrower to Bank that the representations and warranties in this Section 4 are correct and complete as of the date of the Advance except as otherwise disclosed in writing and that the conditions precedent in Section 3 are satisfied as of the date of the Advance.

         4.3 REPRESENTATIONS AND WARRANTIES UPON DELIVERY OF FINANCIAL STATEMENTS, DOCUMENTS AND OTHER INFORMATION. Each delivery by Borrower, Presley or the OGP to Bank of Financial Statements, other documents or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance) shall be a representation and warranty that such Financial Statements, other documents or information is correct and complete in all material respects, that there are no material omissions therefrom that result in such Financial Statements, other documents or information being materially incomplete, incorrect or misleading as of the date thereof, and that such Financial Statements accurately present the financial condition and results of operations of Borrower, Presley or the OGP, as the case may be, as at the dates thereof and for the periods covered thereby.


                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's sole and absolute discretion:

         5.1 EXISTENCE. Borrower, Presley and the OGP each shall continue to be validly existing, and in good standing, under the law of the jurisdiction of its organization or formation.

         5.2 BOOKS AND RECORDS; ACCESS BY BANK. Borrower, Presley and the OGP each shall maintain its existing system of accounting (including, without limitation, a single, complete and accurate set of books and records of its assets, business, financial condition, operations, property and results of operations) on an accrual basis in accordance with GAAP or such other methodology as Bank shall approve in its sole and absolute discretion. During business hours Borrower, Presley and the OGP each shall give representatives of Bank access to all assets, property, books, records and documents of such Person and shall permit such representatives to inspect such assets and property and to audit, copy, examine and make excerpts from such books, records and documents. Prior to the occurrence of an Event of Default, Bank shall provide reasonable prior notice of such inspections and shall conduct such inspections during normal business hours, provided that Bank agrees to use reasonable efforts to minimize, to the extent practical, any business disruption.

         5.3 INFORMATION AND STATEMENTS. Borrower shall furnish to Bank:

                  5.3.1 FISCAL PERIOD FINANCIAL STATEMENTS:

                           5.3.1.1 QUARTERLY FINANCIAL STATEMENTS. As soon as
available and in any event within sixty (60) days after the end of each Fiscal Quarter of Borrower and Presley, a copy of the balance sheet of such Person as of the end of such fiscal quarter and statements of income and retained earnings and a statement of cash flow of Presley and a statement of income and capital of Borrower for such Fiscal Quarter and for the portion of the fiscal year of such Person ending with such Fiscal Quarter, all in reasonable detail, prepared in accordance with GAAP (except for the omission of the summary of significant accounting policies and other information required by GAAP and except for disclosures in footnotes relating to policy matters), containing the certification of and signed on behalf of Borrower and Presley by the President, Chief Financial Officer, Corporate Controller or other executive officer of Presley reasonably acceptable to Bank. All such balance sheets shall set forth in comparative form figures from the preceding year end. All such income statements shall reflect current period and year-to-date figures, and all such statements of cash flow shall reflect year-to-date figures.

                           5.3.1.2 PROJECTION. Within seventy-five (75) days
after the end of each fiscal year and each second Fiscal Quarter, a twenty-four
(24) month projection of cash flow for Borrower and Presley in reasonable detail, reasonably acceptable to Bank.

                  5.3.2 ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower and Presley, copies of the balance sheet of such Person as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Presley and a statement of income and capital of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and prepared on an accrual basis in accordance with GAAP, accompanied by a favorable opinion rendered by independent certified public accountants satisfactory to Bank.

                  5.3.3 ANNUAL BUSINESS PLAN. As soon as practicable, and in any event within seventy-five (75) days after the end of each Fiscal Year of Borrower and Presley, an annual business plan for Borrower and Presley for at least the next succeeding year, in form and substance satisfactory to Bank.

                  5.3.4 ASSET/LOAN SCHEDULE. Within seventy-five (75) days after the end of each Fiscal Year of Presley and the OGP a schedule of (i) all assets of such entity, including all land owned and the location and book value of such land, and (ii) all liabilities for such Person (including contingent liabilities, if any), itemized by lender (identified by project), including original commitment, current remaining commitment, outstanding balance, maturity date and whether such liabilities are recourse or nonrecourse, all in form and substance reasonably satisfactory to Bank.

                  5.3.5 POST ADVANCE INFORMATION. Following the first Advance Borrower shall furnish Bank:

                           5.3.5.1 COMPLIANCE CERTIFICATES. Together with the
statements required under Sections 5.3.1 and 5.3.2, a statement in form and substance satisfactory to Bank, certified by the President, Chief Financial Officer, Corporate Controller or other executive officer of Presley reasonably acceptable to Bank, (i) that each of Borrower and Presley is in compliance with the applicable requirements set forth in Section 5.20 as of the end of the most recently completed Fiscal Quarter and (ii) that Borrower is in compliance with all covenants, terms and conditions applicable to Borrower under or pursuant to the Loan Documents and any other Debt owing by Borrower to any Person in a principal amount of $1,000,000.00 or more, and with disclosure of any noncompliance therewith and describing the status of Borrower's actions to correct such noncompliance, if applicable.

                           5.3.5.2 SALES REPORTS. Weekly, a report showing (i)
sales of Units during the preceding Calendar Week, (ii) the inventory of completed Units as of the end of the preceding Calendar Week, and (iii) Units in progress as of the end of the preceding Calendar Week. Such report shall contain such detailed information as Bank may require. Such report shall also include for each Development, cumulative sales information from the date such Development was released for sale by Borrower, including the Actual Absorption Rate for such Development. Within ten (10) days after the end of each Calendar Quarter, a report showing for each Development a recapitalization of all closings under Sales Contracts, including aggregate amounts for Unit Sales Price, incentives and concessions, and Unit Net Sales Price. Notwithstanding the foregoing, if Borrower submits sales reports pursuant to the above provisions of this Section 5.3.5.2 that use the same format as those sales reports that Borrower has been submitting prior to the date hereof pursuant to Section
5.3.5.2 of the CMR Credit Agreement, such sales reports hereunder shall be deemed to satisfy the informational requirements of this Section 5.3.5.2.

                           5.3.5.3 COLLATERAL CERTIFICATE. A Collateral
Certificate at least once a month within fifteen (15) days after the end of each Calendar Month, or more frequently as Borrower desires up to a maximum of two
(2) times per month.

                           5.3.5.4 BUDGETS. Within fifteen (15) days after a
material change to any Budget, an updated Budget.

                           5.3.5.5 PROXY STATEMENTS. Promptly upon their
becoming available, copies of (i) all Financial Statements, reports, notices and proxy statements sent or made available generally by Borrower, Presley or the OGP or any Affiliate of such Person to their respective security holders, (ii) all regular and periodic reports and all registration statements filed by Borrower, Presley or the OGP or any Affiliate of such Person with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, and (c) all press releases and other statements made available generally by Borrower, Presley or the OGP or any Affiliate of such Person to the public concerning material developments relating to the business of Borrower, Presley or the OGP or any Affiliate of such Person. Notwithstanding the foregoing, nothing in this Section
5.3.5.5 shall require Borrower to provide any information with respect to (x) any shareholder of Presley or (y) the parent company of Presley.

                           5.3.5.6 OTHER ITEMS AND INFORMATION. Such other
information concerning Borrower, Presley, the OGP, the Improvements, any Unit or Lot or the assets, business, financial condition, operations, property, prospects and results of operations of Borrower, Presley or the OGP as Bank reasonably requests from time to time. In this regard, promptly upon request of Bank, Borrower shall make available to Bank, at Borrower's offices, counterparts and/or conditional assignments as security of any and all construction contracts, receipted invoices, bills of sale, statements, conveyances and other agreements, documents and instruments of any nature relating to any of the Improvements or any Lot or under which Borrower claims title to any materials or supplies used or to be used in any Improvements. Also, in this regard, promptly upon request of Bank, Borrower, Presley or the OGP shall deliver to Bank a complete list of all contractors, subcontractors, material suppliers, other vendors, artisans and laborers performing work or services or providing materials or supplies for any Improvements.

                  5.3.6 CONSOLIDATION. All consolidated information provided to Bank concerning Presley, the OGP, or both, shall be provided without giving affect to intercompany accounts, transfers, debits, credits or other intercompany accruals or considerations. All financial statements of Presley shall include consolidated financial information for the OGP.

         5.4 LAW; JUDGMENTS; MATERIAL AGREEMENTS; APPROVALS AND PERMITS. Except for normal construction corrections occasioning temporary noncompliance which are corrected by Borrower with diligence and without substantial expense, Borrower shall comply with all laws, ordinances, regulations and rules (federal, state and local) and all judgments, orders and decrees of any arbitrator, other private adjudicator or Governmental Authority relating to Borrower, any Improvements, or the assets, business, operations or property of Borrower; provided, however, that Borrower may, in good faith, contest the applicability of such matters to the extent permitted in the definition of "Permitted Liens" in Section 1.1 above and in the Deed of Trust. Borrower shall comply in all material respects with all material agreements, documents and instruments to which Borrower is a party or by which Borrower, any Improvements or any of the other assets or property of Borrower is bound or affected. Borrower shall comply in all material respects with all Requirements (including, without limitation, as applicable, requirements of the Federal Housing Administration and the Veterans Administration) and all conditions and requirements of all Approvals and Permits. Borrower shall obtain and maintain in effect from time to time all Approvals and Permits required for the business activities and operations then being conducted by Borrower.

         5.5 TAXES AND OTHER INDEBTEDNESS. Except for (i) Liens and Impositions being contested in accordance with the Deed of Trust, (ii) income taxes or franchise taxes for which no lien has been filed, which are contested in good faith and for which Borrower is maintaining adequate reserves, and (iii) Impositions that Bank has agreed in its sole and absolute discretion may be paid in installments as provided in the Deed of Trust, Borrower shall pay and discharge (A) before delinquency all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it, (B) when due all lawful claims (including, without limitation, claims for labor, materials and supplies), which, if unpaid, might become a Lien or Encumbrance upon any of its assets or property subject to a Lien created under the Loan Documents, other than such claims which Borrower may contest pursuant to the terms and conditions of the Deed of Trust, and (C) when due all its other indebtedness.

         5.6 ASSETS AND PROPERTY. Borrower will maintain, keep, and preserve all of its assets and property (tangible and intangible) comprising or relating to any Improvements necessary or useful in the proper maintenance of real property in good working order and condition, ordinary wear and tear excepted.

         5.7 INSURANCE. The following insurance shall be obtained and maintained and all related premiums shall be paid as they become due:

                  5.7.1 PROPERTY. Insurance of any Improvements against damage or loss by fire, lightning, and other perils, on an all risks basis, such coverage to be in an amount not less than the full replacement value. During the period of construction of any Unit, such policy shall be written on an all risks basis, with no coinsurance requirement, and shall contain a provision granting the insured permission to complete and/or occupy any Improvements.

                  5.7.2 LIABILITY. Commercial general liability insurance protecting Borrower and Bank against loss or losses from liability imposed by law or assumed in any agreement, document or instrument and arising from bodily injury, death or property damage with a limit of liability of not less than One Million Dollars ($1,000,000) on a per occurrence basis and Two Million Dollars ($2,000,000) general aggregate. Also, "UMBRELLA" excess liability insurance in an amount not less than Twenty Million Dollars ($20,000,000). Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. In addition, there shall be obtained and maintained business motor vehicle liability insurance protecting Borrower and Bank against loss or losses from liability relating to motor vehicles owned, non-owned or hired used by Borrower, any contractor, any subcontractor or any other Person in any manner related to the Premises or any Improvements with a limit of liability of not less than One Million Dollars ($1,000,000) (combined single limit for personal injury [including bodily injury and death] and property damage).

                  5.7.3 WORKER'S COMPENSATION. Worker's compensation insurance, disability benefits insurance, and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability or death of employees of Borrower, any contractor and any subcontractor located on the Premises or assigned to any Improvements. Borrower shall cause each contractor and each subcontractor having employees located on the Premises or assigned to any Improvements or Lot to obtain and maintain this same coverage for all eligible employees.

                  5.7.4 FLOOD. A policy or policies of flood insurance in the maximum amount of flood insurance available with respect to each Lot or Unit under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived upon presentation of evidence satisfactory to Bank that no portion of the Premises in question is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

                  5.7.5 ENGINEER. If requested by Bank and if in existence, each engineer, each soils engineer and each environmental contractor employed by Borrower in connection with any Lot shall maintain engineer's professional liability insurance with a limit of liability of not less than One Million Dollars ($1,000,000), or such other amount as may be required by Bank. Each policy shall permit claims for a period of not less than three (3) years after the completion of the applicable Improvements.

                  5.7.6 BUILDER'S RISK. Builder's Risk Insurance on an "all risks" basis, including materials in storage and while in transit, naming Bank as mortgagee under a standard form mortgage clause.

                  5.7.7 OTHER. All policies for required insurance to be provided by Borrower shall be in form and substance reasonably satisfactory to Bank. Such insurance may be carried under blanket policies, so long as such policy complies with this Section 5.7. All required insurance to be provided by Borrower shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and approved by Bank. Such companies must be authorized to do business in the State of California. Each company shall be rated "A-1" or better by A.M. Best Co., in Best Key Guide, or such other rating acceptable to Bank in Bank's sole and absolute discretion. All property policies evidencing required insurance to be provided by Borrower shall name Bank as first mortgagee and loss payee. All liability policies evidencing required insurance to be provided by Borrower shall name Bank as additional insured. Such policies shall not be cancelable as to the interests of Bank due to the acts of Borrower. Such policies shall provide for at least thirty (30) days' prior written notice of the cancellation or modification thereof to Bank.

                  5.7.8 EVIDENCE. A certificate and, if requested by Bank, a certified copy of each insurance policy or, if acceptable to Bank in its sole and absolute discretion, certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to Bank, together with proof of the payment of the premiums therefor. At least ten (10) days prior to the expiration of each such policy, Borrower shall furnish Bank evidence that such policy has been renewed or replaced in the form of the original or a certified copy of the renewal or replacement policy or, if acceptable to Bank in its sole and absolute discretion, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required in this Section 5.7.

         5.8 ERISA. Borrower, Presley and the OGP will fund each Defined Benefit Plan and Defined Contribution Plan (as such terms are defined in ERISA) established or maintained by such Person so that there is never an Accumulated Funding Deficiency (as defined in Section 412 of the Internal Revenue Code of 1986, as amended).

         5.9 UNIT BASE APPRAISALS. Bank shall have the right to order Unit Base Appraisals from time to time. Each appraisal is subject to review and approval by Bank in its sole and absolute discretion. In connection with the preparation of any such appraisal, Borrower shall provide to Bank such information as Bank may reasonably request, and provide access to any Unit to any appraiser conducting such appraisal, or any employee or other consultant engaged by Bank to review the appraisal. Borrower agrees upon demand by Bank to pay to Bank the cost and expense for such appraisals as set forth in the definition of Unit Base Appraisal set forth in Section 1.1 and a fee prescribed by Bank for review of each such appraisal by Bank. Any appraisals accepted by Bank that do not have a specific expiration date shall be updated at Bank's request.

         5.10 COMMENCEMENT AND COMPLETION. Borrower shall cause each Unit to be substantially completed as reasonably determined by Bank by no later than the Unit Completion Date. Borrower shall cause Improvements to be constructed (i) in a good and workmanlike manner, (ii) in compliance with all applicable Requirements, and (iii) in substantial accordance with the respective Plans and Specifications. Upon demand by Bank, Borrower shall correct any defect in the Improvements or any material departure from any applicable Requirements or, to the extent not theretofore approved in writing by Bank, the respective Plans and Specifications. Borrower understands and agrees that inspection of the Improvements by or on behalf of Bank, the review by Bank of Draw Requests and related documents and information, the making of Advances by Bank, any actions by Bank under Section 5.11 and any other actions by Bank shall not be a waiver of Bank's right to require compliance with this Section 5.10. If Bank shall ever be required to complete the construction of any Improvements, whether occasioned by the occurrence of an Event of Default or for any other reason, any sums expended by Bank in constructing such Improvements shall be treated as Advances hereunder, shall be payable within ten (10) days of demand, shall bear interest from the date such sums are expended by Bank at the Default Interest Rate, and shall be deemed the legal, valid and binding obligations of Borrower to Bank.

         5.11 RIGHTS OF INSPECTION; CORRECTION OF DEFECTS; AGENCY. Bank and its agents, employees and representatives shall have the right at any time and from time to time to enter upon the Premises in order to inspect any Improvements. If Bank, in its reasonable judgment, determines that any materials or work do not conform with the respective Plans and Specifications in all material respects or with any applicable Requirements or are otherwise not in conformity with sound building practice, Bank shall have the right to order replacement or correction of any such materials or work, regardless of whether or not such materials or work have theretofore been incorporated in the Improvements, regardless of whether Bank's representatives have previously inspected such work or materials, and regardless of whether Bank has previously made Advances to pay for such work or materials. Borrower shall promptly make such replacement or correction. Inspection by Bank or by Bank's inspectors of any Improvements is for the sole purpose of protecting the security of Bank and is not to be construed as a representation by Bank that there has been compliance with the applicable Plans and Specifications or the applicable Requirements or that the Improvements are free of defects in materials or workmanship. Borrower may make or cause to be made such other independent inspections as Borrower may desire for its own protection.

         5.12 MISCELLANEOUS. Any inspections or determinations made by Bank or lien waivers, receipts, or other agreements, documents and instruments obtained by Bank are made or obtained solely for

Bank's own benefit and not in any way for the benefit or protection of Borrower. Bank may accept and rely on any information from any architect, any engineer, any other Person providing labor, materials, or services for Improvements, Borrower or any other Person as to labor or materials furnished or incorporated in the Improvements and the cost and payment therefor and as to all other matters relating to construction of the Improvements without the necessity of verifying such information. Bank has no obligation to Borrower to ensure compliance by any architect, any engineer, any contractor or any other Person in carrying out construction of the Improvements.

         5.13 VERIFICATION OF COSTS. Bank shall have the right at any time and from time to time to review and verify all costs, expenses and fees with respect to the Improvements. Based on its review and verification of costs, expenses and fees, Bank shall have the right to require Borrower to adjust all such budgeted amounts.

         5.14 USE OF PROCEEDS OF ADVANCES. Borrower shall use proceeds of Advances only for the purposes described in Sections 2.2 and 2.5.2.

         5.15 BANK'S INSPECTOR(S). Borrower agrees that during construction of the Units, Bank shall have the right to employ an outside inspector or inspectors who shall review as agent for Bank all construction activities undertaken in regard to the Improvements and who shall prepare reports of such reviews. Alternatively, Bank may elect to have employees of Bank perform such reviews and prepare such reports. In addition, the employees of Bank will review the inspection reports of any outside inspector(s), will review Draw Requests, will perform other activities related to Draw Requests, and will perform other activities in administering and monitoring the Advances.

         5.16 FURTHER ASSURANCES. Borrower shall promptly execute, acknowledge and deliver such additional agreements, documents and instruments and do or cause to be done such other acts as Bank may reasonably request from time to time to better assure, preserve, protect and perfect the interest of Bank in the Collateral and the rights and remedies of Bank under the Loan Documents.

         5.17 COSTS AND EXPENSES OF BORROWER'S PERFORMANCE. Subject to the provisions of this Agreement, Borrower shall perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

         5.18 PAYMENT OF RELEASE PRICE. Borrower shall, upon the closing of any Unit and its related Lot, pay to Bank for application to the outstanding unpaid aggregate amount of Advances hereunder, an amount equal to the release consideration required under this Agreement for such Unit.

         5.19 NOTIFICATION OF DEFAULTS. Immediately upon becoming aware of the occurrence of any default by Borrower under or pursuant to the terms and conditions of any indebtedness owed by Borrower to any Person, whether now existing or hereafter arising, Borrower shall disclose such circumstances to Bank.

         5.20 FINANCIAL COVENANTS.

                  5.20.1 BORROWER'S FINANCIAL COVENANTS. Borrower shall maintain the following Financial Covenants:

                           5.20.1.1 MINIMUM LIQUIDITY. Borrower shall, as of the
end of each Fiscal Quarter, maintain Cash on Hand in an amount of not less than the greater of (i) five percent (5%) of Debt of Borrower or (ii) Five Hundred Thousand Dollars ($500,000).

                           5.20.1.2 MINIMUM NET WORTH. Borrower shall not permit
its Consolidated Tangible Net Worth at any time to be less than Seven Million Five Hundred Thousand Dollars ($7,500,000). In calculating Borrower's Consolidated Tangible Net Worth, liabilities shall exclude unsecured notes payable to Affiliates and equity shall include such notes.

                           5.20.1.3 CONSOLIDATED MAXIMUM LEVERAGE. Borrower
shall not permit the ratio of its Consolidated Total Liabilities to its Consolidated Tangible Net Worth to be greater than 1.0:1.

                  5.20.2 PRESLEY'S FINANCIAL COVENANTS. Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower shall cause Presley to comply with the financial covenants set forth in Section
5.20 of the Eagle Mountain Credit Agreement (whether or not the commitment of Bank to make advances as contemplated thereby shall have terminated and/or any or all of the obligations of Presley under or related to such agreement shall have been paid and performed in full).

         5.21 CONSTRUCTION AND SALES RECORDS. Borrower shall, at all times, maintain complete and accurate records of Borrower's construction and sales activities and shall, upon prior request and notice thereof by Bank, permit Bank to review such records at any time and from time to time during regular business hours. Such records shall include, without limitation, (i) any and all documents, instruments, contracts and agreements relating to the construction or sale of any of the Improvements entered into by Borrower with or for the benefit of purchasers, contractors, subcontractors or other Persons, as applicable, (ii) lien waivers and releases with respect to all construction in place, (iii) requests for disbursement and vouchers submitted by contractors, subcontractors or other Persons, and (iv) all permits, licenses and approvals necessary for the continuation and completion of construction.

         5.22 CHANGES TO PLANS AND SPECIFICATIONS. Borrower agrees to obtain the prior written consent of Bank prior to making any material change in the Plans and Specifications for any Improvements.

         5.23 NOTICE OF LITIGATION, ETC. Promptly upon receiving notice thereof, Borrower shall give, or cause to be given, prompt written notice to Bank of (i) any action or proceeding instituted by or against it in an amount in excess of Five Hundred Thousand Dollars ($500,000) in any Federal or state court or before any commission or other regulatory body, Federal, state or local, foreign or domestic; (ii) any such proceeding that is threatened against it, which, if adversely determined, could result in a Material Adverse Change; and (c) any action, proceeding or notice adversely affecting the Premises or any Improvements or Bank's interest therein by any zoning, building or other municipal officers, offices or departments having jurisdiction with respect to the Premises.

         5.24 ENVIRONMENTAL MATTERS.

                  5.24.1 Borrower shall comply and cause (i) all tenants under any lease or occupancy agreement affecting any portion of the Premises and (ii) all other Persons on or occupying any portion of the Premises to comply with all Hazardous Materials Laws. Without limiting the generality of the foregoing, Borrower covenants and agrees that it shall not use, generate, manufacture, store or dispose of, nor will it permit the use, generation, storage or disposal of, any asbestos or, to the extent it would violate any Hazardous Materials Laws, any other Hazardous Materials on, under or about any portion of the Premises; nor shall Borrower transport or permit the transportation of Hazardous Materials to or from the Premises except as is customary in the residential development and construction business and does not violate any Hazardous Materials Law.

                  5.24.2 Borrower shall immediately advise Bank in writing of
(i) any and all Hazardous Materials Claims against Borrower or the Premises (ii) any remedial action taken by Borrower in response to any (A) Hazardous Materials on, under or about any portion of the Premises or (B) Hazardous Materials Claims, and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be classified as "border-zone property" under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Hazardous Materials Laws. In addition, Borrower shall provide Bank with copies of all communications with federal, state and local governments or agencies relating to Hazardous Materials Laws and

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
all communications with any Person relating to Hazardous Materials Claims.

                  5.24.3 Borrower agrees to submit, from time to time if requested by Bank, a report regarding Hazardous Materials, satisfactory to Bank in its sole and absolute discretion, prepared by a consultant approved by Bank. Borrower hereby grants to Bank, its agents, employees, consultants and contractors, the right to enter upon the Premises, and to perform such tests on the Premises as are necessary to conduct such a review and/or investigation. Any such review and/or investigation shall be conducted, to the extent reasonably practical, in a manner reasonably calculated to minimize disruption of the Premises. If any report requested by Bank discloses that the Premises have been or are now being used for any activities involving, directly or indirectly, the generation, treatment, storage or disposal of any Hazardous Materials in violation of any Hazardous Materials Law, or which would require any remedial action pursuant to any laws, rules or regulations of a governmental authority, Borrower shall promptly notify Bank of such event or situation and, within thirty (30) days after such discovery, submit to Bank a preliminary written environmental plan setting forth a general description of such event or situation and the action that Borrower proposes to take with respect thereto. Within sixty (60) days after such discovery, Borrower shall submit to Bank a final written environmental report, setting forth a detailed description of such event or situation and the action that Borrower proposes to take with respect thereto, including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as Bank may reasonably request. The plan shall be subject to Bank's written approval, which approval may be granted or withheld in Bank's sole and absolute discretion and may be subject to such additional conditions or requirements as Bank may impose. Once any such plan is approved in writing by Bank, Borrower shall promptly commence all action necessary to implement such plan and to comply with any requirements and conditions imposed by Bank, and shall diligently and continuously pursue such action to completion in strict accordance with the terms thereof.

                  5.24.4 Borrower shall not create or permit to continue in existence any Lien (whether or not such Lien has priority over the lien created by any Deed of Trust) upon the Premises or any portion thereof imposed pursuant to any Hazardous Materials Law.

                  5.24.5 Bank shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

         5.25 SIGNAGE. Borrower shall not sell, lease or assign to any third Person the right to any signage on or about the Premises without the prior written consent of Bank. Any sign which refers to or identifies Bank shall be subject to Bank's prior written approval.


                                   ARTICLE VI
                           BORROWER NEGATIVE COVENANTS

         Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's sole and absolute discretion:

         6.1 PARTNERSHIP AND CORPORATE RESTRICTIONS. Neither Borrower, Presley nor the OGP shall be dissolved or liquidated. Neither Borrower, Presley nor the OGP shall amend, modify, restate, supplement or terminate its partnership agreement or certificate of incorporation or bylaws, as the case may be, in any manner that would materially affect (i) the validity or enforceability of the Obligations, (ii) Borrower's ability to borrow hereunder, (iii) Borrower's or such other Person's ability to pay and perform the Obligations, or that would materially impair any security for the Obligations.

         6.2 OWNERSHIP. Borrower shall not permit to occur any Transfer (as defined in the Deed of Trust).

         6.3 LIENS AND ENCUMBRANCES. Borrower shall keep the Collateral free and clear of all Liens and Encumbrances, other than Permitted Liens.


                                   ARTICLE VII
                              REMEDIES UPON DEFAULT

                  7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an event of default ("EVENT OF DEFAULT"):

                           7.1.1 Failure by Borrower to pay when due any payment
of principal or interest under the Note, or any failure by Borrower to pay any other monetary amount prior to delinquency under any Loan Document and the expiration of ten (10) days after written notice of such failure by Bank to Borrower.

                           7.1.2 Failure by Borrower to perform any obligation
not involving the payment of money, or to comply with any other term or condition applicable to Borrower, under any Loan Document and, if such failure is curable, the expiration of thirty (30) days after written notice of such failure by Bank to Borrower; provided, however, that if such failure is not curable

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
within thirty (30) days and Borrower diligently commences and prosecutes such cure following receipt of such notice, such failure shall not constitute a default if it is cured within sixty (60) days after such notice.

                           7.1.3 Any representation or warranty by Borrower in
any Loan Document is materially false, incorrect or misleading as of the date made.

                           7.1.4 The occurrence of any Material Adverse Change,
but excluding matters due principally to the national or local real estate economy in general.

                           7.1.5 Borrower, Presley or the OGP (i) is unable or
admits in writing its inability to pay its monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for it or all or substantially all of its property, or in the absence of such application, consent or acquiescence a trustee, receiver or other custodian is appointed for it or all or substantially all of its property.

                           7.1.6 Commencement of any case under the Bankruptcy
Code, Title 11 of the United State Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state or foreign law by or against Borrower, Presley or the OGP, if such proceeding is not dismissed within thirty (30) days after filing in the case of a voluntary petition or ninety (90) days in the case of an involuntary petition.

                           7.1.7 Any litigation or proceeding is commenced
before any arbitrator, other private adjudicator, court, government or Governmental Authority (federal, state, local or foreign) against or affecting Borrower or the property of Borrower or any part thereof, and such litigation or proceeding is not defended diligently and in good faith by Borrower.

                           7.1.8 A final judgment or decree for monetary damages
or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Borrower, Presley or the OGP by any arbitrator, other private adjudicator, court, government or other Governmental Authority in an amount, when added to other unpaid or undischarged judgments, decrees, fines or penalties, is equal to or greater than (i) Fifty Thousand Dollars ($50,000), in the case of Borrower, (ii) Two Hundred Thousand Dollars ($200,000), in the case of Presley, and (iii) Fifty Thousand Dollars ($50,000), in the case of the OGP, and such judgment or decree is not paid and discharged or stayed within sixty (60) days after the entry thereof.

                           7.1.9 Commencement of any action or proceeding which
seeks as one of its remedies the dissolution of Borrower, Presley or the OGP, if such proceeding is not dismissed within one (1) year after filing.

                           7.1.10 All or any part of any Collateral is attached,
levied upon or otherwise seized by legal process, and such attachment, levy or seizure is not quashed, stayed, released or bonded around within twenty (20) days after the date thereof.

                           7.1.11 The occurrence of any Transfer (as defined in
the Deed of Trust) which is a violation of the terms of the Deed of Trust.

                           7.1.12 The occurrence and continuance of any Event of
Default, as such term is defined in any other Loan Document.

                           7.1.13 Borrower, at any time, ceases to manage any
Project.

                           7.1.14 Any failure, breach or default by Borrower,
Presley or the OGP under any other indebtedness owed by Borrower, Presley or the OGP, as the case may be, to Bank, including, without limitation, a default under any Loan Document as defined in the Eagle Mountain Credit Agreement; and/or any failure, breach or default by CMR, Presley or Presley CMR under any other indebtedness owed by CMR, Presley or Presley CMR, as the case may be, to Bank, including, without limitation, a default under any Loan Document as defined in the CMR Credit Agreement.

                           7.1.15 If Borrower, Presley or the OGP is in (i)
monetary default or (ii) non-monetary default after expiration of thirty (30) days after the occurrence of such default, with respect to any of the terms, conditions or provisions of any indenture, agreement, contract or other obligation relating to any indebtedness of Borrower, Presley or the OGP which may now or hereafter exist between or among Borrower, Presley or the OGP, as the case may be, and any other Person. With respect to defaults of Presley and the OGP under this Section 7.1.15, such default shall only constitute a default hereunder if and to the extent that the outstanding principal amount of the Debt evidenced thereby is $2,000,000 or greater on a transaction basis, or $4,000,000 in the aggregate.

                  7.2 REMEDIES.

                           7.2.1 Upon the occurrence and during the continuance
of any Event of Default, (i) Bank's obligation to make further Advances under the Loan shall abate and (ii) Bank may, at its option, declare all Obligations to be immediately due and payable, except in the case of any Event of Default described in Section 7.1.5 or Section 7.1.6, in which case all Obligations shall be immediately due and payable, in all instances without presentment, demand, protest or notice of any kind. In addition, Bank may, at its option, apply any of Borrower's funds in Bank's possession to the outstanding indebtedness under the Note, whether or not such indebtedness is then due; Bank may exercise all rights and remedies available to it under any or all of the Loan Documents; and Bank shall have the right to cause an independent contractor selected by Bank to enter into possession of the Premises and to perform any and all work and labor necessary for the completion of the Improvements substantially in accordance with the Plans and Specifications and to perform Borrower's obligations under this Agreement. All sums expended by Bank for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Deed of Trust.

                           7.2.2 Borrower hereby constitutes and appoints Bank,
or an independent contractor selected by Bank, as its true and lawful attorney-in-fact with full power of substitution for the purposes of completion of any Improvements and performance of Borrower's obligations under this Agreement in the name of Borrower, and hereby empowers such attorney-in-fact to do any or all of the following upon the occurrence and during the continuance of an Event of Default:

                                    7.2.2.1 To make such additions, changes and
corrections in the Plans and Specifications as shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications;

                                    7.2.2.2 To employ any contractors,
subcontractors, agents, architects and inspectors required for such purposes;

                                    7.2.2.3 To employ attorneys to defend
against attempts to interfere with the exercise of the powers granted hereby;

                                    7.2.2.4 To pay, settle or compromise all
existing bills and claims which are or may be liens against the Premises or any Improvements or which may be necessary or desirable for the completion of the Improvements or clearance of objections to or encumbrances on title;

                                    7.2.2.5 To execute in the name of Borrower
all applications and certificates which may be required by any construction contract;

                                    7.2.2.6 To prosecute and defend all actions
or proceedings in connection with the Premises or any Improvements and to take such action, require such performance and do any and every other act as is deemed necessary with

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
respect to the completion of the Improvements which Borrower might do on its own behalf;

                                    7.2.2.7 To let new or additional contracts
with the same contractor(s) or others to the extent not prohibited by their existing contracts;

                                    7.2.2.8 To employ watchmen and erect
security fences to protect the Premises or Improvements from injury; and

                                    7.2.2.9 To take such action and require such
other performance as it deems necessary under any of the bonds or insurance policies to be furnished hereunder, to make settlements and compromises with the sureties or insurers thereunder, and in connection therewith to execute instruments of release and satisfaction.

It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until repayment in full of the Obligations.

                  7.2.3 No remedy granted to or reserved by Bank under this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy granted to or reserved by Bank, including any remedy provided by law, but each shall be cumulative and shall be in addition to every other remedy given under this Agreement and the other Loan Documents or now or hereafter existing under law. Every power or remedy given under any of the Loan Documents or by law may be exercised concurrently or independently, from time to time, and as often as may be deemed expedient by Bank and, to the extent permitted by law, Bank may pursue inconsistent remedies.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 BANK'S OBLIGATIONS TO BORROWER ONLY AND DISCLAIMER BY BANK. No Person, other than Borrower and Bank, shall have any rights hereunder or be a third-party beneficiary hereof or of any other Loan Document. Bank is not a joint venturer or a partner with Borrower. Prior to an Event of Default and thereafter until Bank elects in writing to assume specific obligations of Borrower, Bank shall not be obligated to any Person providing labor, materials or other services for any Improvements; and payment of funds from Advances directly to any such Person shall not give or be a recognition of any third-party beneficiary status.

         8.2 PUBLICITY. Upon Borrower's prior written consent, which consent shall not be unreasonably withheld or delayed, Bank shall have the right to place one or more signs on the Premises at location(s) visible from public street(s) (but not on projects financed by other Persons) indicating that Bank has provided financing for any Improvements.

         8.3 NO BROKERS. Except as disclosed by Borrower to Bank in writing prior to the date of this Agreement, each of Bank and Borrower represents and warrants to the other of them that it knows of no broker's or finder's fee due in respect of the transactions described in this Agreement and that it has not used the services of a broker or a finder in connection with such transactions.

         8.4 NOTICES. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or recognized overnight courier service, or sent by registered mail or certified mail, postage prepaid, return receipt requested, through the United States Postal Service to the addresses shown below or such other addresses which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail shall be deemed given two (2) Business Days after deposit in the United States mail, and if delivered by hand or recognized overnight courier service, shall be deemed given when delivered.

         To Bank:                   Bank One, Arizona, NA
                                    Southern California Real Estate Center
                                    4695 MacArthur Court, Suite 1550
                                    Newport Beach, California 92660
                                    Attention: Manager

         Copies to:                 Bank One, Arizona, NA
                                    Real Estate Finance Division
                                    Fourteenth Floor
                                    P.O. Box 29542
                                    Phoenix, Arizona 85038
                                    Attn: Dept. A-909

                                    O'Melveny & Myers LLP
                                    610 Newport Center Drive, Suite 1700
                                    Newport Beach, California 92660-6429
                                    Attention: Steven L. Edwards, Esq.

         To Borrower:               Presley Homes
                                    19 Corporate Plaza
                                    Newport Beach, California 92660
                                    Attention: Mr. David M. Siegel,
                                                  Senior Vice President and
                                                  Chief Financial Officer

         Copy to:                   Nancy M. Harlan, Esq.
                                    Senior Vice President and General Counsel
                                    Presley Homes
                                    19 Corporate Plaza
                                    Newport Beach, California 92660


         8.5 DISCLAIMER BY BANK. Bank shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other Person for services performed or materials supplied in connection with the Improvements. Bank shall not be liable for any debts or claims accruing in favor of any such Person against Borrower or others or against the Premises. Borrower is not and shall not be an agent of Bank for any purpose. Bank is not a joint venture partner with Borrower in any manner whatsoever. Prior to default by Borrower under this Agreement and the exercise of remedies granted herein, Bank shall not be deemed to be in privity of contract with any contractor or provider of services to the Premises; nor shall any payment of funds directly to a contractor, subcontractor or provider of services be deemed to create any third-party beneficiary status or recognition of same by Bank. Approvals granted by Bank for any matters covered under this Agreement shall be narrowly construed to cover only the Persons and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

         8.6 INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and save harmless Bank, its directors, officers, agents and employees for, from and against any and all liability, expense or damage of any kind or nature and for, from and against any suits, claims or demands, including reasonable legal fees and expenses on account of any matter, thing or action, whether in suit or not, arising out of this Agreement or in connection herewith, other than to the extent such claims and liabilities arise from the gross negligence of Bank. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Bank believes is covered by this indemnity, Bank shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Bank. Bank may also require Borrower to so defend the matter. The obligations on the part of Borrower under this Section 8.6 shall survive the closing of the Commitment and the repayment of the Obligations.

         8.7 CHOICE OF LAW. This Agreement and the transactions contemplated hereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice of law or conflict-of-laws rules or principles.

         8.8 ASSIGNMENT. Borrower shall not assign any of its rights under this Agreement.

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         8.9 AUTHORITY TO FILE NOTICES. Borrower irrevocably appoints Bank as its attorney-in-fact, with full power of substitution, to file for record upon at least 24-hours' prior notice to Borrower, at Borrower's cost and expense and in Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that Bank considers necessary or desirable to protect its security.

         8.10 INCONSISTENCIES WITH LOAN DOCUMENTS. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the other Loan Documents, the terms of this Agreement shall govern and prevail.

         8.11 NO WAIVER. No disbursement of Advances shall constitute a waiver of any conditions to Bank's obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Bank from thereafter declaring such inability to constitute a default under this Agreement.

         8.12 PAYMENT OF EXPENSES. Borrower shall pay all taxes and assessments and all expenses, charges, costs and fees provided for in this Agreement or relating to the Premises or construction of any Improvements, including all fees, charges and taxes in connection with recording or filing any of the Loan Documents, title insurance premiums and charges, fees of any consultants, fees and expenses of Bank's counsel (which attorneys may be employees of Bank), fees and expenses of Bank's special counsel, printing, photostating and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds, and fees for any appraisal, market or feasibility study required by Bank. Borrower hereby authorizes Bank to disburse the proceeds of Advances in accordance with the provisions of Section 2.6.7 to pay such expenses, charges, costs and fees notwithstanding that Borrower may not have requested a disbursement of such amount. Such disbursement shall be added to the outstanding principal balance of the Note. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Bank to make such disbursements. However, the provisions of this Section 8.12 shall not prevent Borrower from paying such expenses, charges, costs and fees from its own funds. All such expenses, charges, costs and fees shall be Borrower's obligation, regardless of whether or not Borrower has requested and met the conditions for an Advance. The obligations on the part of Borrower under this Section 8.12 shall survive the closing of the Commitment and the repayment of the Obligations. Borrower hereby authorizes Bank, in its discretion, to pay such expenses, charges, costs and fees at any time by a disbursement of an Advance. All costs, expenses and charges under this Section 8.12 shall be reasonable.

                                       65
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         8.13 TITLES AND HEADINGS. The titles and headings of sections of this
Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         8.14 CHANGES, WAIVERS, DISCHARGE AND MODIFICATIONS IN WRITING. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         8.15 PARTICIPATIONS. Bank shall have the right upon not less than 30-days' prior written notice to Borrower to sell, assign, transfer or negotiate, and, at any time, to grant participations in all or any part of the Note and the other Loan Documents, provided (i) the assignee, transferee or participant is an affiliate of Bank or (ii) the assignee, transferee or participant is approved by Borrower, which approval shall not be unreasonably withheld (Bank acknowledges that Borrower shall have no obligation to consent to an assignment, transfer or participation to Bank of America, to Bankers Trust Company or to a bank chartered by, or controlled directly or indirectly by a Person or Persons that are based in a country other than the United States); provided, however, that subsequent to the occurrence and during the continuation of an Event of Default, Bank shall not be restricted with respect to any such transaction. Borrower hereby acknowledges and agrees that any disposition made in accordance with the preceding sentence shall give rise to a direct obligation of Borrower to each Person to whom the Note is sold, assigned, transferred or negotiated. Borrower's failure to disapprove a proposed participant within 30 days after written request therefor by Bank shall be deemed to be Borrower's approval thereof. Notwithstanding the foregoing, nothing in this Section 8.15 shall require the prior approval of Borrower or limit or qualify the transfer or assignment of Bank's ownership interest in the Note and the other Loan Documents to any successor to Bank by merger, acquisition or otherwise by operations of law or by a sale of all or substantially all of the assets of Bank.

         8.16 CONFIDENTIALITY. Bank agrees to hold confidential any non-public information relating to financial projections or forecasts concerning Borrower that it may receive pursuant to the Loan Documents, except for disclosures (i) specifically authorized by Borrower; (ii) to purchasers or perspective purchasers of any part of Bank's interest in the Note provided that such Persons agree for the benefit of Borrower to the provisions of this Section 8.16; (iii) to legal counsel, accountants and other professional advisers to Bank; (iv) to regulatory officials having jurisdiction over Bank; or (v) to the extent required by law or a legal process.

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
         8.17 ATTORNEYS' FEES. For the purpose of this Agreement and the other Loan Documents, the terms "ATTORNEYS' FEES" or "ATTORNEYS' FEES AND COSTS" shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "ATTORNEYS' FEES" or "ATTORNEYS' FEES AND COSTS" shall also include, without limitation, all such reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which such fees and expenses were incurred.

         8.18 PREVAILING PARTY TO RECOVER FEES. In the event of any action or proceeding brought by any party hereto against the other party hereto based upon or arising out of any breach of the terms of this Agreement or any other Loan Document, the prevailing party shall be entitled to recover its costs, including reasonable attorney's fees, from the other party.

         8.19 SUBMISSION OF AGREEMENT. The submission of this Agreement to Borrower or its agent or attorney for review or signature does not constitute a commitment by Bank to make any loan to Borrower; and this Agreement shall have no binding force or effect until its execution and delivery by both Borrower and Bank.

         8.20 ARBITRATION.

                  8.20.1 BINDING ARBITRATION. Bank and Borrower hereby agree that all controversies and claims of any nature between them (including, without limitation, contract, tort and others) arising directly or indirectly out of this Agreement or any other Loan Document shall, at the written request of either party hereto, be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of California. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

                  8.20.2 ARBITRATION PANEL. A single arbitrator shall have the power to render a maximum award of One Hundred Thousand Dollars ($100,000). When any party files a claim in excess of such amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

                  8.20.3 PROVISIONAL REMEDIES; SELF-HELP; AND FORECLOSURE. No provision of Section 8.20.1 shall limit the right of any party to exercise self-help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including, without limitation, injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Bank's option, it may enforce its right under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the rights to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding.

         8.21 COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

         8.22 EXERCISE OF DISCRETION. Whenever any provision of this Agreement or any other Loan Document provides any party with discretion as to any action that such party may or may not take, any right of approval, any right to be satisfied as to certain matters, or any other similar discretionary rights, such party shall act reasonably in exercising such discretion unless a different standard is expressly set forth.


                            [Signature Page Follows]

DATED as of the date first above stated.


BORROWER:                    HORSETHIEF CANYON PARTNERS,
                             a California general partnership


                             By:      HSP Inc.,
                                      a California corporation,
                                      General Partner


                                      By:     /s/ DAVID M. SIEGEL
                                              -----------------------
                                      Name:   David M. Siegel
                                      Title:  Senior Vice President,
                                              Chief Financial Officer
                                              and Assistant Secretary


                                      By:     /s/ LINDA L. FOSTER
                                              -----------------------
                                      Name:   Linda L. Foster
                                      Title:  Vice President and
                                              Corporate Secretary


                             By:      Presley Homes,
                                      a California corporation,
                                      General Partner


                                      By:     /s/ DAVID M. SIEGEL
                                              -----------------------
                                      Name:   David M. Siegel
                                      Title:  Senior Vice President,
                                              Chief Financial Officer
                                              and Assistant Secretary


                                      By:     /s/ LINDA L. FOSTER
                                              -----------------------
                                      Name:   Linda L. Foster
                                      Title:  Vice President and
                                              Corporate Secretary



BANK:                                  BANK ONE, ARIZONA, NA,
                                       a national banking association



                                       By:    /s/ KAREN J. NIXON
                                              -----------------------
                                       Name:  Karen J. Nixon
                                       Title: Vice President

                                   EXHIBIT "A"

                        LEGAL DESCRIPTION OF THE PREMISES

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE UNINCORPORATED AREA OF THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS 23 THROUGH 50, INCLUSIVE, 79 THROUGH 89, INCLUSIVE, AND 110 THROUGH 115, INCLUSIVE, OF TRACT NO. 25660 AS SHOWN BY MAP ON FILE IN BOOK 256 PAGES 43 THROUGH 51, INCLUSIVE, OF MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

LOTS 48 THROUGH 59, INCLUSIVE, LOTS 62 THROUGH 71, INCLUSIVE, LOTS 74 THROUGH 78, INCLUSIVE, AND LOTS 146 THROUGH 152, INCLUSIVE, OF TRACT NO. 23684, AS SHOWN BY MAP ON FILE IN BOOK 225 PAGES 90 THROUGH 98 OF MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

LOTS 1 THROUGH 73, INCLUSIVE, AND 114 THROUGH 231, INCLUSIVE, OF TRACT NO. 23686 AS SHOWN BY MAP ON FILE IN BOOK 241 PAGES 1 THROUGH 6 OF MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

LOTS 1 THROUGH 80 OF TRACT NO. 23683, AS SHOWN BY MAP ON FILE IN BOOK 241 PAGES 7 THROUGH 12, INCLUSIVE, OF MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

LOTS 51 THROUGH 73, INCLUSIVE, 90 THROUGH 109, INCLUSIVE, AND 116 THROUGH 140, INCLUSIVE, OF TRACT NO. 25660, AS SHOWN BY MAP ON FILE IN BOOK 256 PAGES 43 THROUGH 51, INCLUSIVE, OF MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

LOTS 1 THROUGH 144, INCLUSIVE, OF TRACT NO. 23685 AS SHOWN BY MAP ON FILE IN BOOK 224 PAGES 92 THROUGH 97, INCLUSIVE, OF MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

LOTS 1 THROUGH 56, INCLUSIVE, OF TRACT NO. 24937, AS SHOWN BY MAP ON FILE IN BOOK 243 PAGES 72 THROUGH 79 OF MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

LOTS 1 THROUGH 158, INCLUSIVE, OF TENTATIVE TRACT NO. 24938 BEING A DIVISION OF THE FOLLOWING: PARCELS 10, 11, AND 12 OF PARCEL MAP 18941, AS SHOWN BY PARCEL MAP ON FILE IN BOOK 118 PAGES 14 THROUGH 27, INCLUSIVE, OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA; EXCEPTING THEREFROM ANY PORTION LYING WITHIN TRACT NO. 24937, AS SHOWN BY MAP ON FILE IN BOOK 243 PAGES 72 THROUGH 79, INCLUSIVE, OF MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

LOTS 1 THROUGH 70, INCLUSIVE, OF TENTATIVE TRACT NO. 24939 BEING A DIVISION OF THE FOLLOWING: PARCELS 11 AND 12 OF PARCEL MAP NO. 18941, AS SHOWN BY PARCEL MAP ON FILE IN BOOK 118 PAGES 14 THROUGH 27, INCLUSIVE OF MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

LOTS 1 THROUGH 180, INCLUSIVE, OF TENTATIVE TRACT NO. 24940 BEING A DIVISION OF THE FOLLOWING: PARCELS 13 AND 15 OF PARCEL MAP NO. 18941, AS SHOWN BY PARCEL MAP ON FILE IN BOOK 118 PAGES 14 THROUGH 27, INCLUSIVE, OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

PARCELS 14, 15, 16, 17 AND 18, INCLUSIVE, OF PARCEL MAP NO. 18941, AS SHOWN BY PARCEL MAP ON FILE IN BOOK 118 PAGES 14 THROUGH 27, INCLUSIVE, OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA; EXCEPTING THEREFROM THAT PORTION DEEDED TO ELSINORE VALLEY MUNICIPAL WATER DISTRICT BY DOCUMENT RECORDED MARCH 11, 1992 AS INSTRUMENT NO. 83885, MARCH 19, 1992 AS INSTRUMENT NO. 95045, AND JANUARY 7, 1993 AS INSTRUMENT NO. 6414 ALL OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

                                   EXHIBIT "B"

                         FORM OF PROJECT LOAN AGREEMENT

                  THIS PROJECT LOAN AGREEMENT (this "AGREEMENT"), dated as of __________________, 1996, is executed by and between HORSETHIEF CANYON PARTNERS, a California general partnership ("BORROWER"), and BANK ONE, ARIZONA, NA, a national banking association ("BANK"), pursuant to that certain Master Credit Agreement dated as of _______________, 1996, between Bank and Borrower (as it may be amended, modified, extended and renewed from time to time, the "LOAN AGREEMENT"). (Capitalized terms used and not otherwise defined herein shall have the same meanings as defined in the Loan Agreement.)

         1. PROJECT LOAN AND PROJECT LOAN AMOUNT. Bank hereby agrees to make a Project Loan under and pursuant to the Loan Agreement, which Project Loan shall be evidenced by the Note and shall in all other respects be subject to the terms and conditions of the Loan Agreement and all applicable Loan Documents. The proceeds of the Project Loan shall be used to pay or reimburse Borrower for costs relating to the acquisition of, and the construction of Intract Development Improvements on, the real property described in Schedule 1 attached hereto in accordance with the Intract Development Budget described below. As used in this Agreement, "Project," "Intract Development Improvements" and "Project Loan" each mean the particular Project, Intract Development Improvements and Project Loan to which this Agreement relates (rather than any or each Project or Project Loan to which the Loan Agreement relates).

         2. INTRACT DEVELOPMENT PROJECT LOAN AMOUNT. The Intract Development Project Loan Amount for the Project Loan is _____
_____________ Dollars ($____________).

         3. REQUIRED MINIMUM INSTALLMENT REPAYMENTS. The Intract Development Mandatory Prepayment Amount for the Project Loan, which is payable in accordance with Section 2.2.1(b) of the Loan Agreement, shall be calculated as 75% times the product of (i) the Absorption Rate (as set forth below), times (ii) the Lot Allocation (as set forth below), times (iii) the number of months that have elapsed since the date that is three (3) months prior to the Intract Development First Mandatory Prepayment Date. Using such formula, the amount payable on the Intract Development First Mandatory Prepayment Date will be $____________, subject to adjustment upon any change in the Absorption Rate.

         4. INTRACT DEVELOPMENT ADVANCE REPAYMENT DATE. The Intract Development Advance Repayment Date for the Project Loan shall be the 12-month anniversary of the date of the first Intract Development Advance of the Project Loan; and the remaining unpaid principal balance of all Intract Development Advances of the Project Loan, together with all accrued and unpaid interest thereon, shall be due and payable in full on the earlier of the Intract Development Advance Repayment Date for the Project Loan or the Termination Date; provided, however, that the Intract Development Advance Repayment Date for the Project Loan may be extended pursuant to Section 2.2.1 of the Loan Agreement.

         5. BUDGET. The Intract Development Budget for the Project is attached hereto as Schedule 2.

         6. PLANS AND SPECIFICATIONS. The description of the Project Plans and Specifications for the Intract Development Improvements of the Project is attached hereto as Schedule 3.

         7. ABSORPTION RATE. At the date of this Agreement, the Absorption Rate for the Development in which the Project is located is ________ (__) Units per month.

         8. LOT TRANSFER PRICE. The Lot Transfer Prices for Lots in the Project are as follows:

                  Lot For                Lot Transfer Price

                  Presold Unit                    $__________
                  Spec Unit                       $__________
                  Model Unit                      $__________


         9. LOT ALLOCATION. The Lot Allocation for each Lot in the Project is _____________________________ Dollars ($__________).

         10. TOTAL LOT VALUE. The Total Lot Value for the Project is ______________________________ Dollars ($______________).

         11. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank that, as of the date of this Agreement, all of the representations and warranties set forth in each of the Loan Documents are true and correct.

         12. CONDITIONS AND PROCEDURES FOR ADVANCES. Without limiting the generality of Section 1, Borrower specifically acknowledges and agrees that all conditions and procedures and other provisions of the Loan Agreement applicable to the making of Advances shall fully apply with respect to the making of Advances of the Project Loan.

         13. LOAN DOCUMENTS. This Agreement constitutes a Loan Document.

                  IN WITNESS WHEREOF, Borrower and Bank have caused this Agreement to be duly executed as of the date first written above.


                                  "BORROWER"

                                  HORSETHIEF CANYON PARTNERS,
                                  a California general partnership

                                  By:      HSP Inc.,
                                           a California corporation,
                                           General Partner



                                           By:    _____________________________
                                           Name:  _____________________________
                                           Title: _____________________________



                                           By:    _____________________________
                                           Name:  _____________________________
                                           Title: _____________________________


                                  By:      Presley Homes,
                                           a California corporation,
                                           General Partner



                                           By:    _____________________________
                                           Name:  _____________________________
                                           Title: _____________________________



                                           By:    _____________________________
                                           Name:  _____________________________
                                           Title: _____________________________


                                  "BANK"

                                  BANK ONE, ARIZONA, NA,
                                  a national banking association



                                  By:    ______________________________________
                                  Name:  ______________________________________
                                  Title: ______________________________________

                                   EXHIBIT "C"

                       SCHEDULE OF COMPLETION PERCENTAGES


DESCRIPTION                                                       PERCENTAGE*
Permits/layout
Trenching and steel
Pour Footers                                                           5

Pour stem walls                                                       10

Set undergrounds
Back fill soil                                                        15

ABC/Grade
Set Copper
Slab                                                                  20

Deliver lumber, trusses & windows                                     25

Framing
Rough carpentry completed                                             30

Rough plumbing, HVAC, electric                                        35

Rough inspections
Roof dry in, windows, sliders set                                     40

Stucco lath
Insulation                                                            45

Stock drywall                                                         40

Hang drywall
Tape drywall                                                          55

Stucco finish coat                                                    60

Texture drywall                                                       65

Deliver doors & trim
Exterior paint                                                        70

Trim carpentry/interior paint                                         75

Deliver cabinets, roof complete                                       80

Install cabinets, set tops                                            85

Install interior hardwood
Plumbing, electric/HVAC trim                                          90

--------

* Each percentage shown above shall be applied against the Unit Maximum Allowed Advance for the applicable Unit minus the sum of (a) the Lot Price for such Unit and (b) the Initial Soft Costs for such Unit.

Pre-clean
Appliance/sheet goods                                                 95

Floor coverings
Final clean & city final                                              100

                                   EXHIBIT "D"

                            FORM OF PROJECT CHECKLIST

                                      D-1